UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

SCHEDULE 14A

_____________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

T1 Energy Inc.
(Name of Registrant as Specified in its Charter)

__________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

May 18, 2026

Dear Stockholders,

Today, about 1,400 people work at G1_Dallas manufacturing American energy. These aren’t assembly-line jobs from the 1950s. We’re talking high-tech, high-skill work in robotics, precision engineering, materials science, and quality control. Jobs that pay well. Jobs that need problem solvers. Jobs that build careers.

This is advanced American manufacturing. Humans and advanced robotics, working together to keep one of the world’s most modern solar manufacturing facilities operating safely, efficiently, and profitably.

At T1, we build energy.

We’re operating a facility that produces thousands of solar modules daily. Tested, sorted, and packaged, we load them onto trucks for delivery to tomorrow’s solar farms. To power America’s energy future.

We believe the need for these modules has never been clearer. After years of stagnation, we are in a generational time of energy demand growth. According to the Department of Energy (DOE), in 2025, electricity demand in the U.S. rose 2.8% to a record 4,430 terawatthours, and the DOE expects that electricity generation will rise again in 2026 and 2027. We believe solar and storage are the only energy assets that can scale over the next few years to meet this rising demand.

The United States added 53 gigawatts of new generating capacity to our grids in 2025, the largest increase in more than two decades. We believe this is not ambitious enough. We believe we need to build faster. To accelerate American reindustrialization. To power hyperscalers and win the AI race. To bring advanced manufacturing back.

Last year, 79% of new electricity generation added to U.S. grids was solar and storage. This year is shaping up to be no different. According to data from the DOE, for the first three months of 2026, that figure rose to 88%.

We’ve come a long way fast. Solar and storage were only 15% of new electricity generation as recently as 2018.

Solar+Storage (as % of all added U.S. generation)
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2018
2019
2020
2021
2022
2023
2024
2025
2026

Source: DOE, 2026 year-to-date data through March 31

Solar and storage offer a winning combination of scalable, reliable, and low-cost power. This is not about tax credits. All sources of energy benefit from a combination of tax credits, favorable accounting treatment, and grandfathered exemptions from construction codes. We are convinced that the U.S. has the people, skills, technology, and capital to deliver the entire solar value chain from raw polysilicon to solar farm in a cost-competitive manner to support a lasting energy solution.

We see that winning combination being recognized by the market in the U.S. and globally for two reasons.

The first is cost. Solar is essentially zero-marginal cost electricity generation for decades. Add in capital costs and it is still a very cost-effective solution, according to Rystad Energy, which also reported that battery costs have also fallen remarkably in recent years. Solar delivers abundant, low-cost electricity; batteries store and shift gigawatts, making the combination both affordable and reliable. According to Rystad Energy, solar PV with battery storage has a levelized cost of energy of $68-133/megawatthour compared to U.S. natural gas of $64-125 and large-scale nuclear power of $177-347.

The second is speed. We believe that solar and storage offer one of the fastest, most scalable routes to electricity generation today and for the foreseeable future.

Technology used to govern energy growth. Today, energy governs AI growth.

For decades, advances in oil and gas production relied on breakthroughs in 3D seismic, hydraulic fracturing, combined cycle turbines, and advances in material science for deepwater drilling. Today, energy gatekeeps growth in technology. Without abundant energy, the contest for AI leadership may be lost.

Our mission is to build advanced, domestic solar manufacturing and supply chains in the United States.

In 2025, our first year as T1 Energy, we optimized operations at G1_Dallas, exceeding nameplate capacity. We manufactured 2.79 gigawatts and generated $755.3 million in net sales. Some may see this as a remarkable accomplishment for a new entrant into solar energy. We see it as a good start.

Total Net Sales
$500MM
$400
$300
$200
$100
$0
Q1 2025
Q2 2025
Q3 2025
Q4 2025

We are committed to running G1 as safely, profitably, and efficiently as possible, combining a world-class workforce, robotics, and AI to supply abundant energy profitably.

To create a domestic supply of solar cells for our modules, our team began construction of our flagship U.S. solar cell fab, G2_Austin, in December. Construction on the first 2.1 gigawatt phase is progressing according to plan. And I’m happy to report that T1 remains on track to start of cell production in the fourth quarter of 2026. When both phases of G2 are completed, bringing total capacity to a planned 5 gigawatts, we expect to support a workforce of up to 1,800 people.

Operating G1. Building G2. These are the building blocks of a company we intend to turn into a cashflow powerhouse. At T1, we are committed to generate value from these world-class assets.

Last year, we laid the foundation to become a new American solar champion. We expect 2026 to be a bridge year to vertical integration, with the first phase of G2 expected to be fully ramped in 2027.

We believe there is significant commercial desire for an American manufacturer of high efficiency, competitively priced solar modules. Last year, we saw evidence of our thesis. We signed a long-term offtake deal with Treaty Oak Clean Energy for domestic modules with domestic cells — and completed merchant sales to several of the largest utility and developer customers.

While global module pricing remains competitive, we expect domestic content premiums and our roadmap to drive down costs position us well.

Today, we’re offering what we believe is a new choice to the market. Customers can now purchase advanced solar modules from an American-owned facility in Texas. We offer domestic TOPCon modules that achieve 23% efficiency. Next year, we expect to offer domestic TOPCon modules with domestic TOPCon cells. We believe customers will continue to embrace the combination of high efficiency, low-cost modules that are manufactured in America.

Our guiding focus is investing in American advanced manufacturing to power our nation’s energy independence and bring cutting-edge technology capabilities back to the U.S. Manufacturing our electrons in the U.S. can assist in keeping energy affordable, helping ensure data centers have the scalable energy they need when and where they need it, supporting a U.S. polysilicon industry, and empowering U.S.’s AI leadership.

We believe domestic solar manufacturing means the U.S. can continue to be the number one exporter of oil and natural gas while ensuring ample affordable power here at home. Last year, the U.S. exported more liquefied natural gas than any other country has, ever. Solar energy can free natural gas for export. America’s energy abundance (lots of both natural gas and solar farms) creates opportunities to keep energy and electricity prices low at home while also helping it continue to be a worldclass energy exporter. In the U.S., solar and natural gas are working together to fortress America and keep energy insecurity far from our shores.

Solar is how energy abundance becomes durable and permanent. Manufacturing energy abundance with free sunlight is one way we can unlock the next era of American strength.

Domestic solar energy is energy security and energy security leads to economic prosperity. We are proud to play our role in securing a bright future for the United States. Thank you for coming along on this journey.

Sincerely,

Daniel Barcelo
Chief Executive Officer and Chairman of the Board

T1 Energy Inc.
1211 E 4th St.
Austin, Texas 78702

May 18, 2026

Dear Stockholder:

You are cordially invited to attend T1 Energy Inc.’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on June 17, 2026, at 12:00 p.m. Eastern Time, online at www.virtualshareholdermeeting.com/TE2026.

The matters to be acted on at the Annual Meeting are described in the enclosed notice and proxy statement.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this proxy statement to ensure that your vote will be represented at the Annual Meeting. To attend, vote, and submit questions at the Annual Meeting, please log in to www.proxyvote.com using the control number on your proxy card or voting instruction form. You may revoke your proxy and reclaim your right to vote at any time prior to its use at the Annual Meeting. The proxy statement includes information on what you will need to do to attend the virtual Annual Meeting.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Daniel Barcelo
Daniel Barcelo
Chief Executive Officer and Chairman of the Board

T1 Energy Inc.
1211 E 4th St.
Austin, Texas 78702

__________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 17, 2026

__________________________________________________________

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of T1 Energy Inc. (the “Company,” “T1,” “T1 Energy,” “we,” “us” or “our”), to be held on Wednesday, June 17, 2026, at 12:00 p.m. Eastern Time, online at www.virtualshareholdermeeting.com/TE2026.

At the Annual Meeting, stockholders will be invited to consider and vote upon the following matters:

1.      Election of eight directors to serve for a one-year term of office expiring at the 2027 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.      Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026;

3.      Advisory vote on the compensation of our named executive officers, also known as the “say-on-pay” proposal;

4.      To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 500,000,000 shares to 1,000,000,000 shares; and

5.      Any other matter that properly comes before the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The board of directors has fixed the close of business on May 8, 2026, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours for 10 days prior to the Annual Meeting at our principal executive office at 1211 E 4th St. Austin, Texas 78702. Your vote is very important to the Company and all proxies are being solicited by the board of directors. Therefore, whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible by (i) accessing the internet site www.proxyvote.com or by scanning the QR barcode in the proxy materials provided to you or (ii) signing, dating and returning a proxy card or instruction form provided to you. Internet voting will be available 24 hours a day, up until 11:59 p.m., Eastern Time, on June 16, 2026.

By Order of the Board of Directors,
/s/ Harold Callo
Harold Callo
Corporate Secretary

i

T1 Energy Inc.
1211 E 4th St.
Austin, Texas 78702

________________________________

PROXY STATEMENT

________________________________

INFORMATION ABOUT THE ANNUAL MEETING AND PROXY MATERIALS

General

This proxy statement is furnished to stockholders of T1 Energy Inc., a Delaware corporation (the “Company” or “T1 Energy”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Wednesday, June 17, 2026, at 12:00 p.m. Eastern Time, online at www.virtualshareholdermeeting.com/TE2026. This solicitation of proxies is made on behalf of the Company’s board of directors (the “Board”).

On January 29, 2021, FREYR AS, a private limited liability company organized under the laws of Norway (“FREYR Legacy”) and Alussa Energy Acquisition Corp., a Cayman Islands exempted company (“Alussa”), among others, entered into that certain Business Combination Agreement (the “BCA”) to effect a merger between the companies (the “Business Combination”). FREYR Battery, a Luxembourg public limited liability company (société anonyme) (“FREYR Lux”) was formed on January 20, 2021, to complete the Business Combination and to serve as the successor entity to FREYR Legacy, the predecessor entity. The merger was completed in multiple stages, pursuant to the terms of the BCA. On July 8, 2021, FREYR Lux’s ordinary shares and warrants began trading on the New York Stock Exchange (“NYSE”) and on July 9, 2021, FREYR Lux completed the Business Combination and FREYR Legacy and Alussa became wholly owned subsidiaries of FREYR Lux.

In 2023, FREYR Lux announced a process to redomicile from Luxembourg to the United States pursuant to an Agreement and Plan of Merger, dated as of October 13, 2023 (the “Merger Agreement”) and the Common Draft Terms of Cross-Border Merger (projet commun de fusion transfrontalière), (the “Cross-Border Merger Agreement”), by and between FREYR Lux and FREYR Battery, Inc. (“FREYR”). At its Extraordinary General Meeting of Shareholders held on December 15, 2023, the shareholders of FREYR Lux approved by the requisite majority the merger of FREYR Lux with and into FREYR, with FREYR as the surviving entity (the “Merger”). On December 31, 2023, FREYR Lux completed the Merger and redomiciliation pursuant to the terms of the Merger Agreement and Cross-Border Merger Agreement and, as a result of the Merger, FREYR became the successor issuer to FREYR Lux. On February 19, 2025, FREYR Battery, Inc. changed its corporate name to T1 Energy Inc.

For the purposes of this proxy statement, references to the “Company,” “T1,” “T1 Energy,” “we,” “our,” “us” and similar terms mean, as of any time prior to the redomiciliation, FREYR Lux and, as of any time after the redomiciliation, T1 Energy, and where appropriate, their respective wholly owned subsidiaries.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on Wednesday, June 17, 2026

We are mailing this proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) to stockholders of record as of the Record Date beginning on or about May 18, 2026. These proxy materials are available free of charge at www.proxyvote.com for stockholders with a 16-digit control number, who may also vote at this site. The current and prior annual meeting materials may also be viewed, without a control number, at www.materials.proxyvote.com/35834F.

Annual Meeting Proposals

You will be asked to vote on the following proposals at the Annual Meeting:

1.      Election of eight directors to serve for a one-year term of office expiring at the 2027 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.      Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026;

3.      Advisory vote on the compensation of our named executive officers (“NEOs”), also known as the “say-on-pay” proposal;

4.      To approve an amendment to our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) to increase the number of authorized shares of common stock, par value $0.01 per share (“Common Stock”), of the Company from 500,000,000 shares to 1,000,000,000 shares; and

5.      Any other matter that properly comes before the Annual Meeting.

Who Can Vote

At the close of business on May 8, 2026 (the “Record Date”), there were 279,068,577 shares of our Common Stock outstanding. Each share of our Common Stock outstanding on the Record Date is entitled to one vote on each of the eight director nominees and one vote on each other matter. Your shares of Common Stock may be voted at the Annual Meeting, or any adjournment or postponement thereof, only if your shares are represented by a valid proxy or you are present in person at the Annual Meeting.

Voting by Stockholders of Record

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy via the internet or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the Annual Meeting may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TE2026, entering the applicable control number, and following the instructions on the Annual Meeting website.

Voting by Beneficial Owners (Holders in “Street Name”)

If your shares are held in a stock brokerage account or by a bank, trust or other nominee (each, a “broker”), then you are not considered the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders may vote by proxy by following the instructions provided in the voting instruction form or other materials provided to you by the broker that holds your shares. If you do not provide specific voting instructions to the nominee that holds your shares, such nominee will have the authority to vote your shares only with respect to the (i) ratification of the selection of KPMG LLP as our independent registered public accounting firm and (ii) amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 500,000,000 to 1,000,000,000 shares (such proposals are considered “routine” matters under New York Stock Exchange (“NYSE”) rules), and your shares will not be voted and will be considered “broker non-votes” with respect to the other proposals (such proposals are considered “non-routine” matters under NYSE rules). To vote during the Annual Meeting, visit www.virtualshareholdermeeting.com/TE2026, enter the applicable control number and follow the instructions on the Annual Meeting website. You may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.

Quorum

A quorum is required in order to hold and conduct business at the Annual Meeting. The holders of at least a majority of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting as of the Record Date present in person or represented by proxy shall constitute a quorum.

If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker submits a proxy covering your shares. Your broker is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker on how to vote on those matters. Please see below under “— Broker Non-Votes.”

Deadline for Submitting Your Proxy on the Internet

Internet voting will close at 11:59 p.m., Eastern Time, on June 16, 2026. Stockholders who submit a proxy by internet need not return a proxy card or the voting instruction form forwarded by your broker by mail. YOUR VOTE IS VERY IMPORTANT. Please submit your vote in advance, even if you plan to attend the Annual Meeting.

Voting at the Annual Meeting

If you plan to attend the Annual Meeting, you may vote during the virtual meeting. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below under “— Attendance at the Annual Meeting.”

Changing Your Vote

As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Corporate Secretary, T1 Energy Inc., at our principal executive office at T1 Energy Inc. 1211 E 4th Street., Austin, Texas 78702, (ii) duly submitting a later-dated proxy over the internet, by mail, or (iii) attending the Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, you may change your voting instructions by following the instructions of your broker or attending the Annual Meeting and voting during the meeting.

If You Receive More Than One Proxy Card

If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by internet, submit one proxy for each proxy card you receive.

How Your Shares Will Be Voted

Shares represented by proxies that are properly executed and returned, and not revoked, will be voted as specified. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

If you are the record holder of your shares and submit your proxy without specifying how your shares are to be voted, your shares will be voted as follows:

•        FOR the election of each of the eight director nominees;

•        FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026;

•        FOR the advisory vote on the compensation of our NEOs; and

•        FOR the amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 500,000,000 shares to 1,000,000,000 shares.

In addition, the proxy holders named in the proxy are authorized to vote at their discretion on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof as of the date of this proxy statement. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.

Broker Non-Votes

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the (i) ratification of the selection of KPMG LLP as our independent registered public accounting firm and (ii) amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 500,000,000 to 1,000,000,000 shares. Brokers do not have discretionary authority, however, to vote on director elections or the say-on-pay proposal.

Votes Required

The following table summarizes the voting requirements and the effects of broker non-votes or abstentions on each of the proposals to be voted on at the Annual Meeting:

	Proposals	Required Vote	Effect of Broker Non-Votes	Effect of Abstentions
1.	Election of Directors	Majority of votes cast for each nominee	None	None
2.	Ratification of the Appointment of Independent Registered Public Accounting Firm	Majority of shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal	Not applicable*	Against
3.	Advisory Vote on the Compensation of Our NEOs	Majority of shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal	None	Against
4.	Amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company	Majority of the outstanding shares of Common Stock	Not applicable*	Against

____________

*        Proposals 2 and 4 are considered “routine” matters and therefore brokers generally may vote on these matters in their discretion on behalf of beneficial owners who have not furnished voting instructions.

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

We will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services. We also have engaged Okapi Partners LLC to assist us in soliciting proxies. We have agreed to pay Okapi Partners LLC a fee of $16,000 plus reimbursement of reasonable out-of-pocket expenses and associated disbursements.

Householding

Pursuant to the rules of the U.S. Securities and Exchange Commission (the “SEC”), T1 Energy and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of T1 Energy’s annual report to stockholders and T1 Energy’s proxy statement. Upon written or oral request, T1 Energy will deliver a separate copy of the annual report to stockholders and/or proxy statement to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may request that T1 Energy deliver single copies of such documents in the future. Stockholders may notify T1 Energy of their requests by calling or writing to T1 Energy at 1211 E 4th St., Austin, Texas 78702, Attention: Investor Relations, (+1) 409 599-5706.

Attendance at the Annual Meeting

We are pleased to welcome stockholders to our Annual Meeting, which will be held in a virtual format only. You may attend the Annual Meeting, as well as vote and submit questions during the Annual Meeting, by visiting www.virtualshareholdermeeting.com/TE2026 and logging in with the 16-digit control number found in the proxy card or voting instruction form. If you are a beneficial owner of shares, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.

Online access to the webcast will open at approximately 15 minutes before the meeting begins to allow time for you to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on www.virtualshareholdermeeting.com/TE2026.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board has nominated each of the following eight persons to stand for election for a term expiring at the 2027 annual meeting of stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal: Daniel Barcelo, Peter Matrai, Todd Jason Kantor, David J. Manners, Daniel Artemus Steingart, Jessica Wirth Strine, W. Richard Anderson and Robert Hammond. Each of the nominees has consented to serve as a director of the Board. Should any of the nominees become unable to serve for any reason prior to the Annual Meeting, the Board may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, or may reduce the number of directors on the Board.

We have set forth below information regarding each person nominated to stand for election, including the specific experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director. Our Corporate Governance and Nominating Committee and the Board believe that the experience, qualifications, attributes, and skills of our Board nominees provide the Company with the ability to address the evolving needs of the Company and represent the best interests of our stockholders.

Our Board approaches recruitment and refreshment with a focus on the wide range of skills and experiences that relate to the Board’s role in overseeing risk and strategy on behalf of our stockholders, including: industry expertise, financial acumen, risk management, operational expertise, executive leadership, and government affairs among other factors. We believe that incorporating all of these considerations ensures that our Board will benefit from diversity of thought and independent thinking.

Name	Age	Position
Daniel Barcelo	56	Chief Executive Officer (“CEO”) and Chairman of the Board
W. Richard Anderson	72	Director
Todd Jason Kantor	47	Director
David J. Manners	71	Director
Peter Matrai	53	Director
Daniel Artemus Steingart	48	Director
Jessica Wirth Strine	47	Director
Robert Hammond	68	Director

Daniel Barcelo

Daniel Barcelo, 56, is the Chairman of the Board and the Company’s CEO. He has served as a director of T1 Energy since the consummation of the Alussa Business Combination (as defined below) and was appointed CEO in November 2024. He is also the founder and CEO of Alussa Energy LLC, and was the founder, CEO and President of Alussa Energy Acquisition Corp. Mr. Barcelo has also served as a director of Alussa Energy Acquisition Corp. II (NYSE: ALUB), a special purpose acquisition company focused on energy and power infrastructure, since November 2025. Prior to founding Alussa Energy in 2019, he was a Director of Research and Portfolio Manager at Moore Capital Management from 2008 to 2011 and an Equity Research Analyst with Lehman Brothers from 1998 to 2004, Bank of America from 2004 to 2008, and Managing Director and Head of Oil & Gas at Renaissance Capital from 2011 to 2012. Mr. Barcelo is a graduate of Syracuse University with a Bachelor of Science in Finance and is also a Chartered Financial Analyst® charter holder. We believe Mr. Barcelo is qualified to serve on the Board due to his extensive experience in international energy finance and emerging markets, financial accounting and valuation expertise, and energy transition strategy and industry expertise.

W. Richard Anderson

W. Richard Anderson, 72, has served as a director of T1 Energy since November 2024. Mr. Anderson has been Chief Executive Officer of Coastline Exploration Limited (formerly SOMA Oil and Gas), since 2015, with exploration license interests in deep water, offshore Somalia. Since November 2025, Mr. Anderson has also served as a director and the chairman of the board of Alussa Energy Acquisition Corp. II (NYSE: ALUB), a special purpose acquisition company focused on energy and power infrastructure. Mr. Anderson has over 40 years’ experience in the financial aspects of energy related companies, and started his career in audit with PricewaterhouseCoopers, followed by 16 years as a managing and tax partner of Hein & Associates LLP, where he focused on mergers and acquisitions, cross-border transactions and numerous initial and secondary public offerings. From December 1998 to August 2007, he was President and Chief Executive Officer of Prime Natural Resources, Inc. an independent oil and gas exploration and production company, active in the United States, South America and Kurdistan. From 2008 to 2015 he was Chief Financial Officer of Eurasia Drilling Company Ltd (LSE: EDCL), a large oil and gas drilling company in Russia, where he led the company in various executive and director capacities from its initial public offering in 2007 to a privatization in 2015. For the past 26 years, Mr. Anderson has also been a director of various public companies in the energy, exploration and resource extraction industries, assisting companies with initial public offerings and debt issuances, sourcing of other third-party financing, reorganizations, trade sales, pay outs of special dividends, issuing special awards to management teams and conducting internal investigations with the assistance of outside counsel and forensic accountants. He has served on various Audit Committees and as Chairman of the same. From April 2014 to April 2019, he served as a Director and Chairman of the Compensation Committee of Gulf Marine Services (LON: GMS); from August 2008 to the present as a Director of Eurasia Drilling Company Limited and member of the Audit Committee (LON: EDCL) and from December 2013 to the present as a Director of Coastline Exploration Limited (formerly SOMA Oil and Gas). Mr. Anderson’s professional qualifications include membership in the AICPA, Texas Society of Certified Public Accountants, Houston Chapter of Texas Society of CPAs and the Society of Exploration Geophysicists. Mr. Anderson graduated from the University of Colorado, magna cum laude, in 1978 and then obtained a Masters in taxation from the University of Denver in 1985. We believe Mr. Anderson is qualified to serve on the Board because of his extensive operational, public company director and finance experience in the energy, exploration and resource extraction industries, and extensive experience on numerous public company audit committees.

Todd Jason Kantor

Todd Jason Kantor, 47, has served as a director of T1 Energy since April 2024. Mr. Kantor is the Founder, Portfolio Manager and Managing Member of Encompass Capital Advisors, LLC, an investment adviser registered with the SEC which he launched in 2012. He has over 25 years of experience in the global energy markets as a portfolio manager, analyst, trader, and investment banker. Mr. Kantor manages two alpha-driven long/short equity strategies focused on bottom-up fundamental analysis across the traditional energy and renewables sectors. Prior to founding Encompass Capital, he was a portfolio manager at Citadel LLC’s PioneerPath Capital platform from May 2008 to January 2012, a senior research analyst at Touradji Capital, LP from May 2005 until May 2008, and a senior research analyst and equity trader at Solstice Equity Management from April 2002 until May 2005. Mr. Kantor started his career at JP Morgan in the Global Oil and Gas Investment Banking Group. Mr. Kantor has a B.B.A. degree, with a concentration in Finance, from the Goizueta Business School at Emory University. We believe Mr. Kantor is qualified to serve on the Board because of his long leadership experience in finance and investment management, his deep knowledge of the energy industry and his experience in investing in energy transition and energy storage.

David J. Manners

David J. Manners, 71, has served as a director of T1 Energy since April 2024. Mr. Manners previously founded the Decapolis Group LLC, which was an international consulting firm focused on global oil and gas and renewable energy projects. Prior to founding the Decapolis Group in 1999, he served for 20 years at the U.S. Central Intelligence Agency (“CIA”), which included multiple tours abroad, including serving on two occasions as the CIA’s Chief of Station. Separately, Mr. Manners has for many years provided analyses of global affairs and risks to leading U.S. investment banks, hedge funds, and private equity firms. Mr. Manners graduated with Merit from the United States Naval Academy with a B.S. in European Studies, and he holds an M.A. in Government, with a Certificate in National Security Studies, from Georgetown University. We believe Mr. Manners is qualified to serve on the Board because of his deep experience and expertise in geopolitical, public and government affairs, his vast experience and contacts in international affairs and business, and his extensive experience in evaluating risk across industries.

Peter Matrai

Peter Matrai, 53, has served as a director of T1 Energy since the consummation of the business combination of the Company’s predecessor with Alussa Energy Acquisition Corp (the “Alussa Business Combination”). Mr. Matrai also serves as a consultant to the Company pursuant to a consulting agreement entered into on May 14, 2021, as amended. He previously served as a director of FREYR Legacy. Mr. Matrai joined FREYR Legacy’s Board of Directors in June 2019. Prior to and concurrently with joining FREYR Legacy, Mr. Matrai has served as co-founder and Managing Partner at EDGE Global LLC (“EDGE Global”), which offers scaling services to sustainability-focused companies, since September 2017. Prior to EDGE Global, Mr. Matrai was Senior Advisor at SYSTEMIQ Ltd. from May 2016 to September 2017. Prior to SYSTEMIQ Ltd., Mr. Matrai was Chief Financial Officer at Joule Unlimited from July 2015 to April 2016. Mr. Matrai has served on the Board of Directors of the not-for-profit HTTP Foundation since November 2004.

Since November 2025, Mr. Matrai has also served as a director Alussa Energy Acquisition Corp. II (NYSE: ALUB), a special purpose acquisition company focused on energy and power infrastructure. Mr. Matrai holds a B.S. in Economics and M.Sc. in Finance from Budapest University of Economics, an M.Sc. in Financial Services and Banking Techniques from Université Panthéon- Assas and an M.B.A. from University of Chicago Booth School of Business. We believe Mr. Matrai is qualified to serve on the Board because of his experience licensing and commercializing emerging low-emissions and disruptive technologies as well as his intimate familiarity with FREYR Legacy’s business.

Daniel Artemus Steingart

Daniel Artemus Steingart, 48, has served as a director of T1 Energy since January 2023. Currently, he is the Stanley-Thompson Professor of Chemical Metallurgy at Columbia University in New York where he also serves as the Co-Director of the Columbia Electrochemical Energy Center. Dr. Steingart has served as Advisor to Electra since 2020, co-founder of Liminal Insights Inc. since 2015 and Industry Advisor to Sila Nanotechnologies Inc. since 2016. Prior to joining Columbia University in 2019, he was an associate professor in Princeton’s Department of Mechanical and Aerospace Engineering and the Andlinger Center for Energy and the Environment from 2013 to 2019. Earlier, he was an assistant professor in chemical engineering at the City College of the City University of New York. Dr. Steingart holds a Ph.D. in Materials Science from the University of California, Berkeley. We believe Dr. Steingart is qualified to serve on the Board because of his technical and industry credentials as an electrochemistry expert and research scientist, and an advisor to start-up companies in the energy sector, as well as his more than 20 years of experience in electrochemical technologies and commercializing, specifically in helping companies scale up production and forecast internal process growth to enable product-market fit.

Jessica Wirth Strine

Jessica Wirth Strine, 47, has served as a director of T1 Energy since November 2023. Ms. Strine is the CEO and Managing Partner of Jasper Street Partners LLC, an independent corporate advisory firm that she co-founded in 2020. In this capacity, Ms. Strine has served as an external consultant to several public companies on corporate governance, sustainability practices, and investor relations. Prior to founding Jasper Street Partners, Ms. Strine served as a Senior Director of Investment Stewardship at The Vanguard Group, from 2018 to 2020. From 2012 to 2017, Ms. Strine was employed by BlackRock, Inc., where she served as an energy sector portfolio manager and director of research within the company’s fundamental active equities business. From 2004 to 2012, Ms. Strine was a sector portfolio manager and equity research analyst at Putnam Investments, where she also co-managed the Global Energy Fund and Global Natural Resources Fund. Prior to this time, from 2001 to 2004, Ms. Strine worked in equity research at Wellington Management Company. Ms. Strine is a graduate of Dartmouth College with a B.A. in Psychological & Brain Sciences, and she holds an M.B.A with a Finance concentration from the Wharton School at the University of Pennsylvania. We believe Ms. Strine is qualified to serve on the Board because of her expertise in investment management, financial analysis, commodities and energy, and environmental, social, and governance (“ESG”), including sustainability strategy.

Robert Hammond

Robert Hammond, 68, has served as a director of T1 Energy since March 2026. Mr. Hammond brings more than 40 years of experience in the energy industry, with extensive expertise in investor relations and corporate communications. From 1994 until his retirement in 2023, Mr. Hammond served as Director, Investor Relations — North America at TotalEnergies, where he developed and implemented the company’s U.S. investor relations program, playing a central role in growing U.S. institutional ownership and establishing the United States as TotalEnergies’ largest shareholder group by country. During his tenure, Mr. Hammond worked closely with executive management on strategic communications to investors and the Board of Directors. Prior to joining TotalEnergies, Mr. Hammond held a financial reporting role at Oryx Energy Company from 1980 to 1994, where he gained foundational experience in SEC reporting, communication strategies and investor targeting. Mr. Hammond holds an M.B.A. from Southern Methodist University and a B.B.A. from the University of Texas at Arlington. Mr. Hammond, who was appointed to the Board on March 26, 2026, was initially identified and recommended for consideration by certain of the Company’s executive officers, together with Ms. Jessica Wirth Strine, in her capacity as a non-management director and Chair of the Nominating and Corporate Governance Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ABOVE NOMINEES FOR ELECTION AS DIRECTORS.

General Information About the Board of Directors

Director Independence

The Board has established director independence standards, which are included in our Corporate Governance Guidelines, available on our website at ir.t1energy.com/governance/governance-documents, that are consistent with applicable NYSE listing standards. The NYSE listing standards generally define an “independent director” as a person who the Board affirmatively determines has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), and require that a majority of a board of directors be independent. The Board has determined that Mr. Kantor, Mr. Manners, Dr. Steingart, Ms. Strine, Mr. Hammond and Mr. Anderson are “independent directors,” as defined in the NYSE listing standards.

In determining the independence of the directors, the Board reviewed and considered all relationships between each director (and any member of his or her immediate family) and the Company in light of these independence criteria. In making its independence determinations with respect to Mr. Kantor, the Board considered Mr. Kantor’s service as a Founder, Portfolio Manager and Managing Member of Encompass Capital Advisors, LLC, which is currently the Company’s largest stockholder.

Leadership Structure of our Board of Directors

Our Corporate Governance Guidelines do not mandate that the roles of Chair and CEO be separated or combined. Our Board exercises its discretion in combining or separating these positions as it deems appropriate in the best interests of the Company. Under our Corporate Governance Guidelines, if the Chair of the Board is not an independent director, the Board may appoint a Lead Independent Director.

We believe that our current board structure is effective in supporting strong board leadership. Currently, Mr. Barcelo serves as CEO and Chairman of the Board. The Board has appointed Mr. Anderson as Lead Independent Director. The Lead Independent Director is responsible for, among other things, coordinating the activities of the independent directors, presiding at executive sessions, serving as liaison between the independent directors and the Chairman, and consulting with the Chairman on Board meeting agendas and information flow. The Lead Independent Director’s full responsibilities are described in the Corporate Governance Guidelines, available on our website at ir.t1energy.com/governance/governance-documents. The Board has determined in its judgment that at this time, the Company benefits from having a combined Chairman and CEO position as well as a Lead Independent Director and with independent leadership at the committee level that is designed to enhance the Board’s effectiveness in risk oversight. Mr. Barcelo’s unique perspective and experience, as highlighted more fully above, are valuable in setting the overall direction and business and product strategy for the Company.

Board of Directors’ Role in Risk Oversight

One of the key functions of the Board is informed oversight of T1 Energy’s risk management process. The Board’s Audit and Risk Committee is responsible for assisting and advising the Board in its oversight of the enterprise risk management of the Company. In addition, the Board is routinely presented with information at its regularly scheduled and special meetings regarding risks facing the Company, and management provides more frequent, informal communications to the Board between regularly scheduled meetings which are designed to give the Board regular updates about T1 Energy’s business. The Board considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.

A description of the standing committees of the Board and their functions, including those related to risk oversight, is provided below.

Director Selection and Criteria

The Nominating and Corporate Governance Committee, pursuant to its charter, is responsible for identifying and screening candidates for Board membership and recommending candidates to the entire Board for Board membership.

As set forth in the Company’s Corporate Governance Guidelines, in evaluating director candidates, the Nominating and Corporate Governance Committee will consider the current size and composition of the Board, the needs of the Board and its committees, the candidates’ qualifications, background and experience and other factors that the Nominating and Corporate Governance Committee considers appropriate. While the Board has not established specific minimum qualifications for Board members, the Board believes that the assessment of director qualifications may include numerous factors, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board and skills that are complementary to the Board, an understanding of the Company’s business, an understanding of the responsibilities that are required of a member of the Board, other time commitments, a wide range of professional backgrounds, education, and viewpoints, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

The Nominating and Corporate Governance Committee considers recommendations and nominations for candidates to the Board from stockholders, so long as such recommendations and nominations comply with the Company’s Certificate of Incorporation, Third Amended and Restated Bylaws (the “Bylaws”), all applicable Company policies, as well as applicable laws, rules and regulations. Stockholders may recommend director nominees for consideration by the Nominating and Corporate Governance Committee by writing to the Secretary.

Committees of the Board of Directors

The Board has established the following standing committees: Audit and Risk Committee; Compensation Committee; and Nominating and Corporate Governance Committee. From time to time, the Board may establish other committees to facilitate the management of our business. The composition and responsibilities of each of the committees of the Board are described below. Members will serve on these committees until their resignation or until as otherwise determined by the Board. Each of the Board’s standing committees has a written charter, which are available on our website at ir.t1energy.com.

The following table reflects the current membership of the Board’s standing committees:

Name	Audit and Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee
Daniel Barcelo
Peter Matrai
Todd Jason Kantor			🗸
David J. Manners
Daniel Artemus Steingart		Chair
Jessica Wirth Strine	🗸		Chair
W. Richard Anderson	Chair		🗸
Robert Hammond	🗸	🗸

Meeting Attendance

Each incumbent director then in office attended at least 75% of the total number of meetings of our Board and any Board Committee on which he or she served. Meetings of the Board and its committees were held in 2025 as follows:

Number of Meetings
Board of Directors	10
Audit and Risk Committee	6
Compensation Committee	5
Nominating and Corporate Governance Committee	6

T1 Energy’s non-employee directors meet in executive sessions without management present on a periodic basis, but no less than two times a year. The Lead Independent Director presides over these sessions. Independent directors also meet in executive sessions without non-independent directors or management present no less than one time a year. Such meetings are typically held following regularly scheduled Board meetings or at such other times as requested by an independent director.

Directors are encouraged to attend the Company’s annual meeting of stockholders. All but one of the then-serving directors of the Company attended the Company’s 2025 annual general meeting of stockholders.

Audit and Risk Committee

The Audit and Risk Committee from November 2024 until March 26, 2026, consisted of W. Richard Anderson, Tore Ivar Slettemoen and Jessica Wirth Strine. Since March 26, 2026, this committee consists of Mr. Anderson, who serves as the chair, Mr. Hammond and Ms. Strine. Each of Mr. Anderson, Mr. Hammond and Ms. Strine qualifies as an independent director under the listing standards of the NYSE and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Mr. Anderson qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The Board also previously determined Mr. Slettemoen, who resigned from the Board effective March 26, 2026, qualified as an independent director.

The functions of the Audit and Risk Committee include, among other things, assisting and advising the Board in its oversight of:

•        Accounting and financial reporting processes and internal controls of T1 Energy;

•        The audit and integrity of T1 Energy’s financial statements;

•        T1 Energy’s enterprise risk management and risks and incidents relating to cybersecurity threats;

•        T1 Energy’s compliance with applicable laws and regulations (including U.S. federal securities laws and other legal and regulatory requirements);

•        The qualifications, independence, and performance of T1 Energy’s independent registered public accounting firm;

•        The implementation and performance of T1 Energy’s internal audit function, as applicable;

•        Preparing the committee report required by applicable SEC rules and regulations;

•        Overseeing T1 Energy’s related person transactions policy, including reviewing and approving such transactions; and

•        Overseeing policies and strategies related to ESG matters and reporting.

Audit and Risk Committee Oversight of Material Weakness Remediation

On August 18, 2025, the Company announced it had identified a material weakness in internal control over financial reporting related to our controls over applying technical accounting guidance to nonrecurring events and transactions, including the presentation of amortization for certain customer contracts acquired in the Company’s December 2024 acquisition of Trina Solar US Holding, Inc.

With oversight from the Audit and Risk Committee, the Company remediated this material weakness by expanding our accounting resources at our corporate office with more qualified personnel, supplementing our resources with third-party technical accounting specialists and enhancing the design of process-level review controls over complex technical accounting matters.

In October 2025, the Company hired Tom Mahrer as Director of SEC Reporting, and, in February 2026, appointed Mr. Mahrer as Chief Accounting Officer and Corporate Controller.

On March 31, 2026, the Company disclosed that management identified a material weakness related to the Company’s G1 entity, concluding the Company had ineffective general information technology controls (GITCs) that support the consistent operation of the Company’s Oracle-based information technology system and did not effectively design, implement or operate process-level controls regarding revenue and inventory processes.

Management has implemented a comprehensive remediation plan to address the material weakness, with direct oversight from the Audit and Risk Committee, which includes:

•        Strengthening oversight, including establishing clearer control ownership, formalizing control responsibilities, and increasing the frequency of internal monitoring activities,

•        Assigning key accounting processes to sufficiently trained resources with appropriate responsibility and accountability,

•        Enhancing GITCs related to our Oracle-based accounting system to support stronger internal control design and operation, standardize workflows, and communicate relevant and reliable information,

•        Enhancing data access, accuracy, and transparency, to enable personnel to better understand internal control responsibilities and provide greater visibility into information relied upon for financial reporting,

•        Increasing the frequency of monitoring and review procedures to assess the effectiveness of operation of controls and the level of documentation maintained to support their effectiveness, and

•        Report regularly to the Audit and Risk Committee on the progress of remediation efforts.

Certain elements of controls have been designed and, in some cases, implemented; however, these controls have not operated for a sufficient period of time to allow management to complete operating effectiveness testing. Management expects these remediation efforts to continue throughout fiscal year 2026.

Compensation Committee

The Compensation Committee from April 2024 until March 26, 2026 consisted of Daniel Artemus Steingart and Tore Ivar Slettemoen. Since March 26, 2026, this committee consists of Dr. Steingart, who serves as the chair, and Mr. Hammond. Each of Dr. Steingart and Mr. Hammond qualifies as an independent director under the listing standards of the NYSE and as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

The functions of the Compensation Committee include, among other things:

•        Overseeing T1 Energy’s compensation policies, plans, benefits, programs and overall compensation philosophy;

•        Overseeing compensation of the CEO and other individuals who are “officers” as defined in Rule 16a-1(f) under the Exchange Act;

•        Evaluating and recommending the compensation plans, policies and programs of T1 Energy;

•        Reviewing and recommending to the Board the form and amount of compensation to be paid for service on the Board and Board committees;

•        Administering T1 Energy’s incentive compensation plans, equity compensation plans and such other plans as designated from time to time by the Board;

•        Assisting the Board in overseeing T1 Energy’s talent management processes; and

•        Preparing the committee report if and as required by applicable SEC rules and regulations.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee from November 2024 until March 26, 2026 consisted of Jessica Wirth Strine, W. Richard Anderson, Todd Jason Kantor and Tore Ivar Slettemoen. Since March 26, 2026, this committee consists of Ms. Strine, who serves as the chair, Mr. Anderson and Mr. Kantor. Each of Ms. Strine, Mr. Anderson and Mr. Kantor qualifies as an independent director under the listing standards of the NYSE.

The functions of the Nominating and Corporate Governance Committee include, among other things:

•        Reviewing the qualifications of, and recommending nominees for election to the Board and its committees, consistent with approved criteria;

•        Gathering information about Board nominees through interviews, detailed questionnaires, comprehensive background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process;

•        Considering director nominee recommendations from stockholders;

•        Developing, evaluating and recommending corporate governance practices applicable to T1 Energy;

•        Overseeing the evaluation of T1 Energy’s management;

•        Facilitating and overseeing the annual performance review of the Board and its committees;

•        Reviewing T1 Energy’s CEO succession planning process and reporting its findings and making recommendations to the Board;

•        Reviewing and discussing with management disclosure of T1 Energy’s corporate governance practices; and

•        Evaluating the adequacy of T1 Energy’s corporate governance guidelines.

Code of Conduct

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our directors, officers, employees and contractors, consultants and agents. The Code of Conduct is available on our website at ir.t1energy.com/governance/governance-documents. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct. Any waivers of the Code of Conduct for executive officers or directors must be approved by the Board. Any amendments or waivers to the Code of Conduct, if and as required to be disclosed under SEC rules and NYSE listing standards, will be promptly disclosed on our website at ir.t1energy.com/governance/governance-documents.

Communications with the Board

Stockholders of the Company and other interested parties wishing to communicate with the Board or an individual director may send a written communication to the Board or such director at the following address:

T1 Energy Inc.
1211 E 4th St.
Austin, Texas 78702

Attention: Investor Relations

The Executive Vice President of Investor Relations and Corporate Development will review each communication, and will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Executive Vice President of Investor Relations and Corporate Development shall discard the communication or inform the proper authorities, as may be appropriate.

DIRECTOR COMPENSATION

Currently, Mr. Barcelo, our Chairman and CEO, is the only Board member who is also a T1 employee. All compensation Mr. Barcelo received from us in 2025 is included in the Summary Compensation Table on page 26 of this Proxy.

The Board has the sole authority to approve the compensation structure for all non-employee directors. The Compensation Committee provides recommendations to the Board on the structure of our non-employee director compensation program. Director compensation is reviewed at least annually and is determined for each one-year Board term, commencing at the Annual Meeting and ending at the following Annual Meeting.

The Board seeks to set non-employee director compensation at an adequate level to compensate non-employee directors for their time and effort expended in satisfying their obligations without jeopardizing their independence. Each year, the Board considers the type and amount of compensation provided to our non-employee directors, using analyses and recommendations from the Compensation Committee’s independent compensation consultant, Kavea Consulting, LLC (“Kavea”), and comparative data from relevant data sources. The Board also takes into account the responsibilities of each committee, the time commitments required for each committee to comply with increasing regulatory requirements and other committee responsibilities, the need to attract and retain quality director candidates, our financial performance, and general market conditions.

Highlights of our Non-Employee Director Compensation Program

•        No fees for Board Meeting Attendance:    No fees are paid for Board or committee meeting attendance.

•        Emphasis on Equity:    There is an emphasis on equity in the overall compensation mix to further align interests with stockholders, with annual equity awards vesting on the first anniversary of the grant date.

•        Recognition of Special Roles:    Special roles (such as committee chairs) are fairly recognized for their additional time commitments, but no fees are paid for committee membership generally.

•        Limited Perquisites:    Other benefits are limited (e.g., matching charitable contributions).

Director Compensation for 2025 Compensation Period

In 2025, the Compensation Committee considered the compensation of the non-employee directors, seeking the input of our independent compensation consultant, Kavea, and provided a report on director compensation to the Board for its use in setting director pay for the 2025 compensation period. Overall, the Board and the Compensation Committee believe that Kavea’s report showed that our non-employee director compensation program is aligned with market trends. Based on this report and the considerations described above, the Board determined that no changes to the non-employee director compensation program were necessary.

Compensation for non-employee directors for the 2024 and 2025 compensation periods was as follows:

	Assignment	Compensation for 2024 ($)	Compensation for 2025 ($)
Annual cash retainer	Member	100,000	No change
Annual fee for the Audit and Risk Committee	Chair	35,000	No change
	Member	20,000	No change
Annual fee for the Compensation Committee	Chair	25,000	No change
	Member	10,000	No change
Annual fee for the Nominating & Corporate Governance Committee	Chair	25,000	No change
	Member	10,000	No change
Annual equity award (restricted stock or restricted stock units)		• 50,000 restricted stock units (“RSUs”) for Directors, • 200,000 RSUs for Chairman	No change

Annual equity awards were granted in 2025 pursuant to the T1 Energy Inc. 2021 Equity Incentive Plan, amended and restated by the Board as of April 22, 2024, and approved by the Company’s stockholders on June 13, 2024 (the “ Equity Plan”).

2025 Director Compensation

The following table contains information about our non-employee directors’ fiscal year 2025 compensation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
W. Richard Anderson	145,000	223,500	—		368,500
Todd Jason Kantor(2)	—	—	—		—
Mingxing Lin(3)	100,000	223,500	495,000	(4)	818,500
David Manners	100,000	223,500			323,500
Peter Matrai	100,000	223,500	360,000	(5)	683,500
Daniel Artemus Steingart	125,000	223,500	15,000	(6)	363,500
Jessica Wirth Strine	145,000	223,500	—		368,500
Tore Ivar Slettemoen(7)	140,000	223,500	45,000	(8)	408,500

____________

(1)      Aggregate grant date fair value of stock-based awards is computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. As of December 31, 2025, our non-employee directors held the following number of equity awards, consisting of vested RSUs that have not yet been settled and outstanding stock options: Mr. Anderson (50,000 RSUs), Mr. Kantor (0), Mr. Lin (50,000 RSUs), Mr. Manners (50,000 RSUs), Mr. Matrai (50,000 RSUs and 200,000 stock options), Mr. Steingart (50,000 RSUs and 50,000 stock options), Ms. Strine (50,000 RSUs) and Mr. Slettemoen (50,000 RSUs).

(2)      Mr. Kantor has agreed not to receive any compensation for his service on the Board.

(3)      Mr. Lin resigned from the Board effective March 30, 2026.

(4)      Includes $480,000 in compensation pursuant to the Amended Lin Consulting Agreement (as defined and discussed further below) and $15,000 for serving on the Company’s European Portfolio Optimization Committee as a non-voting observer, which was dissolved on March 26, 2026.

(5)      Includes $360,000 in compensation from the Matrai Consulting Agreement (as defined and discussed further below).

(6)      Includes compensation of $15,000 for serving on the Company’s European Portfolio Optimization Committee, which was dissolved on March 26, 2026.

(7)      Mr. Slettemoen resigned from the Board on March 26, 2026.

(8)      Includes compensation of $45,000 for serving as the Chair to the Company’s European Portfolio Optimization Committee, which was dissolved on March 26, 2026.

Agreements with T1 Energy Non-Employee Directors

Details of certain agreements with our directors are outlined below and are also discussed under Related Person Transactions.

Consulting Agreement with Mr. Matrai

We entered into a consultancy agreement with Peter Matrai, our co-founder and a director, to serve as a consultant, dated May 14, 2021 and as amended as of February 11, 2026 (the “Matrai Consulting Agreement”). The current term of the Matrai Consulting Agreement commenced on January 1, 2026 and will expire on December 31, 2026, unless terminated earlier in accordance with the terms of the Matrai Consulting Agreement. Pursuant to the Matrai Consulting Agreement, Mr. Matrai receives a consulting fee of $30,000 per month and he is eligible to receive share-based compensation awards under the Equity Plan. The Matrai Consulting Agreement contains customary confidentiality, non-competition, non-solicitation, and intellectual property assignment provisions. Mr. Matrai is expected to be engaged for the majority of his working time in the provision of services in accordance with the Matrai Consulting Agreement.

The Matrai Consulting Agreement also provides that if, during the term, the Company signs a definitive agreement related to a significant merger and acquisition transaction (as determined in good faith by the Company in its sole discretion) which Mr. Matrai advises on, the Company shall grant him an award of RSUs covering a number of shares of Common Stock with a grant date fair market value of $250,000, vesting in three equal annual installments. Vesting is not conditioned on Mr. Matrai’s continued service as a director and unvested RSUs continue to vest notwithstanding expiration, non-renewal or termination of the Matrai Consulting Agreement or Mr. Matrai’s resignation or removal as a director, except in the event of a termination for cause.

Consulting Agreement with Mr. Lin

We entered into a consultancy agreement with Mr. Lin, former director of the Board, on November 6, 2024 (the “Original Lin Consulting Agreement”), which became effective on December 23, 2024. On December 29, 2025, the Company and Mr. Lin entered into an Amended and Restated Consultancy Agreement (the “Amended Lin Consulting Agreement”), which amended and restated the Original Lin Consulting Agreement to change his title to “Consultant” and to make certain other changes clarifying his responsibilities as consultant to the Company. Under the Amended Lin Consulting Agreement, Mr. Lin receives a consulting fee of $40,000 per month. The Amended Lin Consulting Agreement continues until terminated in accordance with its terms. The Amended Lin Consulting Agreement also contains customary confidentiality, intellectual property assignment and indemnification provisions.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Risk Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with this responsibility, the Audit and Risk Committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the independent auditors. The Audit and Risk Committee approves all audit engagement fees and terms associated with the retention of the independent auditors. The Audit and Risk Committee charter requires the Audit and Risk Committee to consider whether the independent audit firm should be rotated. In addition to evaluating rotation of the independent auditors, the Audit and Risk Committee oversees the selection of the lead audit partner.

As a matter of good corporate governance, the Board is requesting our stockholders to ratify the Audit and Risk Committee’s selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. We value the opinions of our stockholders and believe that stockholder ratification of our appointment is good corporate governance practice.

On September 5, 2025, the Audit and Risk Committee (i) approved the dismissal of PricewaterhouseCoopers AS (“PwC Norway”) as the Company’s independent registered public accounting firm and (ii) appointed KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, including performing reviews of the interim periods ending September 30, 2025. PwC Norway had served as the Company’s auditor since 2020.

The audit reports of PwC Norway on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through September 5, 2025, there were no: (i) “disagreements,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Act of 1933 (“Regulation S-K”) with PwC Norway on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC Norway, would have caused PwC Norway to make reference to the subject matter of such disagreements in connection with its audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023, or (ii) reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than, as previously disclosed in an amendment to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, a material weakness in internal control over financial reporting related to its controls over applying technical accounting guidance to nonrecurring events and transactions, including the design and maintenance of effective controls to evaluate the appropriate presentation of the amortization of intangible assets related to certain customer contracts within our statements of operations and comprehensive income (loss).

The Audit and Risk Committee and the Board believe that the retention of KPMG LLP as our independent auditors is in the best interests of the Company.

If the stockholders do not ratify the selection, the Audit and Risk Committee will reconsider its selection and will also consider this fact when it appoints the Company’s independent auditors for the fiscal year ending December 31, 2027. Even if the selection is ratified, the Audit and Risk Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Risk Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives from KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

Fees Paid to Independent Registered Public Accounting Firms

The Company’s principal accountant for the year ended December 31, 2025 was KPMG LLP. The Company’s principal accountant for the year ended December 31, 2024 was PwC Norway, which also performed reviews of the interim periods ending March 31, 2025 and June 30, 2025, before being dismissed on September 5, 2025. See “Ratification of the Appointment of Independent Registered Public Accounting Firm” above for additional information regarding the change in the Company’s independent registered public accounting firm.

The following tables set forth the fees and expenses billed to us by KPMG LLP for 2025 and PricewaterhouseCoopers AS Norway for 2024:

	2025	2024
Audit Fees(1)	$1,500,000	$1,505,363
Audit Related Fees(2)	__	8,489
Tax Fees(3)	__	—
All Other Fees(4)	__	—
Total	$1,500,000	$1,513,852

____________

(1)      Audit fees consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly condensed consolidated financial statements, and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2)      Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

(3)      Tax fees consist of fees billed for tax consulting services and professional services relating to tax compliance, tax planning, and tax advice.

(4)      Other fees consist of fees billed for advisory services that are not included in the above categories.

Approval of Audit and Permissible Non-Audit Services

Our Audit and Risk Committee charter requires the Audit and Risk Committee to review and approve all audit services and all permissible non-audit services to be performed for us by our independent registered public accounting firm. The Audit and Risk Committee will not approve any services that are not permitted by SEC rules. The Audit and Risk Committee pre-approved all audit, audit related, tax, and non-audit related services to be performed for us by our independent registered public accounting firm.

AUDIT AND RISK COMMITTEE REPORT

The Audit and Risk Committee reviewed and discussed the consolidated financial statements for the year ended December 31, 2025, with our management and with our independent registered public accounting firm, KPMG LLP. In addition, the Audit and Risk Committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit and Risk Committee also discussed with KPMG LLP the written disclosures and the independence letter from KPMG LLP required by the applicable requirements of the PCAOB.

Based on the Audit and Risk Committee’s review of the consolidated financial statements and the review and discussions described in the preceding paragraph, the Audit and Risk Committee recommended to the Board that the consolidated financial statements be included in 2025 Form 10-K.

W. Richard Anderson (Chair)

Jessica Wirth Strine

The above Audit and Risk Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this proxy statement, and irrespective of any general incorporation language in any such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership of Securities

The following table sets forth information regarding beneficial ownership of our Common Stock as of the Record Date by:

•        Each of T1 Energy’s NEOs and directors;

•        All of T1 Energy’s executive officers and directors as a group; and

•        Each person known by T1 Energy to be the beneficial owner of more than 5% of the shares of our Common Stock.

The beneficial ownership percentages set forth in the table below are based on 279,068,577 shares of Common Stock issued and outstanding as of the Record Date. We have deemed warrants, which are exercisable into shares of Common Stock, RSUs which are vested and not settled, and options that are currently exercisable or exercisable within 60 days to be outstanding and to be beneficially owned by the person holding the warrant, RSU, or option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares	Percentage of Outstanding Shares
Directors and Named Executive Officers:
Daniel Barcelo(1)	1,113,275	*
W. Richard Anderson(2)	567,000	*
Todd Jason Kantor(3)	55,785,809	19.99%
David Manners(4)	160,379	*
Peter Matrai(5)	2,473,080	*
Daniel Artemus Steingart(6)	100,000	*
Jessica Wirth Strine(7)	50,000	*
Robert Hammond
Joseph Evan Calio(8)	2,118,361	*
Einar GS Kilde(9)	460,523	*

All Directors and Executive Officers as a group (12 persons)	62,619,653	22.44%

5% Holders:
Certain entities affiliated with Encompass Capital Advisors(3)	55,785,809	19.99%
Trina Solar (Schweiz) AG(10)	50,152,664	17.97%
BlackRock, Inc.(11)	14,869,103	5.3%

____________

*        Represents beneficial ownership of less than 1%.

(1)      Includes 1,096,608 shares of Common Stock (which includes 200,000 RSUs which vested immediately upon grant on December 1, 2025; one-third (1/3) of the units shall be released on December 1, 2026, one-third (1/3) of the units shall be released on December 1, 2027 and one-third (1/3) of the units shall be released on December 1, 2028) and 16,667 shares of Common Stock subject to stock options which will vest on June 27, 2026, within 60 days of the Record Date.

(2)      Includes (i) 517,000 warrants which are exercisable into an equal number of shares of Common Stock held directly by Mr. Anderson, and (ii) 50,000 RSUs which vested immediately upon grant on December 1, 2025. One-third (1/3) of the units shall be released on December 1, 2026, one-third (1/3) of the units shall be released on December 1, 2027 and one-third (1/3) of the units shall be released on December 1, 2028. All warrants referenced in this footnote are exercisable at $11.50 per share and expire on July 9, 2026.

(3)      Consists of shares of Common Stock beneficially owned as of December 11, 2025, according to a Schedule 13D/A filed by Encompass Capital Advisors LLC, Encompass Capital Partners LLC, and Mr. Kantor on December 15, 2025, reporting shared voting and dispositive power with respect to 74,147,162 shares, including (a) 34,968,169 shares of Common Stock, (b) 355,465 warrants, which are exercisable into shares of Common Stock, (c) 9,411,764 shares of Common Stock issuable upon conversion of the Issuer’s Series B Convertible Non-Voting Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), and (d) 29,411,764 shares of Common Stock issuable upon conversion of the Issuer’s Series B-1 Convertible Non-Voting Preferred Stock, par value $0.01 per share (the “Series B-1 Preferred Stock” and together with the Series B Convertible Non-Voting Preferred Stock, the “Preferred Stock”), which are subject to a beneficial ownership limitation of 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock. The amount of shares disclosed in the beneficial ownership table excludes shares of Common Stock issuable upon conversion of Preferred Stock that are prevented from converting due to the 19.99% blocker. Such securities are held by certain funds and managed accounts managed or sub-advised by Encompass Capital Advisors LLC. Mr. Kantor is the Managing Member of each of Encompass Capital Advisors LLC and Encompass Capital Partners LLC. Mr. Kantor disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest therein. The address for Encompass Capital Advisors LLC is 200 Park Avenue, 16th Floor, New York, NY, 10166.

(4)      Includes 60,379 shares of Common Stock, 50,000 shares of Common Stock subject to warrants (exercisable at $11.50 per share and expiring on July 9, 2026) and 50,000 RSUs which vested immediately upon grant on December 1, 2025. One-third (1/3) of the units shall be released on December 1, 2026, one-third (1/3) of the units shall be released on December 1, 2027 and one-third (1/3) of the units shall be released on December 1, 2028.

(5)      Includes 1,623,912 shares of Common Stock (which includes 50,000 RSUs which vested immediately upon grant on December 1, 2025; one-third (1/3) of the units shall be released on December 1, 2026, one-third (1/3) of the units shall be released on December 1, 2027 and one-third (1/3) of the units shall be released on December 1, 2028), 100,000 shares of Common Stock subject to warrants (exercisable at $11.50 per share and expiring on July 9, 2026) and 200,000 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date (inclusive of 16,667 options that vest on June 27, 2026). Also includes 549,168 shares of Common Stock held by EDGE Global. Mr. Matrai and Mr. Tom Einar Jensen are co-owners of EDGE Global. Mr. Matrai disclaims beneficial ownership of the shares held by EDGE Global except to the extent of his pecuniary interest therein. The business address of EDGE Global is 210 Locust Street, Philadelphia, PA 19106.

(6)      Includes 50,000 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date (inclusive of 16,667 options that vest on June 27, 2026) and 50,000 RSUs which vested immediately upon grant on December 1, 2025. One-third (1/3) of the units shall be released on December 1, 2026, one-third (1/3) of the units shall be released on December 1, 2027 and one-third (1/3) of the units shall be released on December 1, 2028.

(7)      Includes 50,000 RSUs which vested immediately upon grant on December 1, 2025. One-third (1/3) of the units shall be released on December 1, 2026, one-third (1/3) of the units shall be released on December 1, 2027 and one-third (1/3) of the units shall be released on December 1, 2028.

(8)      Includes 1,570,885 shares of Common Stock and 547,476 shares of Common Stock subject to RSUs which will vest within 60 days of the Record Date, consisting of 422,476 RSUs which vest on June 13, 2026 and 125,000 RSUs which vest on June 23, 2026.

(9)      Includes 50,000 shares of Common Stock subject to warrants (exercisable at $11.50 per share and expiring on July 9, 2026), and 340,523 shares of Common Stock subject to stock options which are vested and exercisable within 60 days of the Record Date, and 70,000 shares of Common Stock subject to RSUs which vest on June 23, 2026. Mr. Kilde retired from the Company effective April 22, 2026.

(10)    Consists of 50,152,664 shares of Common Stock. The business address of Trina Solar (Schweiz) AG is Birkenweg 4, Wallisellen, Switzerland 8304.

(11)    Consists of shares of Common Stock beneficially owned as of March 31, 2026, according to a Schedule 13G filed by BlackRock, Inc. on April 27, 2026, reporting sole dispositive power with respect to 14,869,103 shares of Common Stock and sole voting power with respect to 14,586,632 shares of Common Stock. The address for BlackRock, Inc. is 50 Hudson Yards New York, NY 10001.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and beneficial owners of more than 10% of our Common Stock to file reports of ownership of our Common Stock with the SEC. Based solely on our review of such reports filed with the SEC and on representations received from our directors and executive officers, we are aware of no late Section 16(a) filings with respect to transactions during fiscal year 2025, except for (i) a Form 3 reporting beneficial ownership and a Form 4 relating to a transaction, each filed on December 30, 2025, for Trina Solar (Schweiz) AG, (ii) a Form 4 relating to a grant of compensatory options, filed on October 1, 2025, and a Form 4 relating to vesting transactions, filed on April 2, 2026, for Joseph Evan Calio, (iii) a Form 4 relating to a grant of RSUs, filed on November 25, 2025, for Jaime Gualy, and (iv) a Form 4 relating to a grant of RSUs, filed on October 1, 2025, for Denise Cruz, our former Chief Accounting Officer.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Set forth below are the names, ages, and biographical information for each of our current executive officers.

Name	Age	Position
Daniel Barcelo	56	CEO and Chairman of the Board
Joseph Evan Calio	59	Chief Financial Officer
Jaime Gualy	56	Chief Operating Officer
Andreas Bentzen	50	Chief Technology Officer
Andrew Munro	57	Chief Legal and Chief Compliance Officer

Biographical data for each of our current executive officers is set forth below, except for Mr. Barcelo’s biography, which is included in the section entitled “Proposal 1 — Election of Directors.”

Joseph Evan Calio

Joseph Evan Calio, 59, has served as Chief Financial Officer of T1 Energy since June 2024. He previously served as a Managing Director within Energy and Infrastructure Investment Banking at BTIG, LLC (“BTIG”). Prior to BTIG, he spent 14 years at Morgan Stanley, most recently as a Managing Director within Equity Research, covering U.S. exploration and production companies, refiners, and integrated oils. Mr. Calio was ranked by Institutional Investor’s Annual All-America Research Survey in 2012, 2013, 2014, and 2016. Earlier in his career, he held a role within the Energy Investment Banking division at Morgan Stanley and the Energy Proprietary Trading business at JP Morgan. Mr. Calio began his career as a Special Counsel for the SEC. He earned a B.S. from Lehigh University, a J.D. from Widener University School of Law, and an LLM from Georgetown University Law Center.

Andreas Bentzen

Andreas Bentzen, 50, has served as Chief Technology Officer of T1 Energy since November 2023. He joined the company as Executive Vice President, Technology in August 2022. Prior to joining T1 Energy, Dr. Bentzen co-founded Otovo, a leading European residential solar energy and storage company, where he served as the Chief Technology Officer for more than six years between January 2016 and July 2022. Dr. Bentzen has more than 20 years experience in technology and strategic management from both industrial and academic R&D, including working as technology and management consultant for Nofas AS and as the Vice President, Technology for REC Technology U.S., Inc. in San Francisco. He holds a M.Sc. from the Norwegian University of Science and Technology (NTNU) and a Ph.D. in physics from the University of Oslo.

Andrew Munro

Andrew Munro, 57, has served as Chief Legal and Chief Compliance Officer of T1 Energy since May 2025. Mr. Munro has more than 30 years of legal and management experience, having spent the last decade working in the solar energy, manufacturing, and technology industry. Prior to joining T1 Energy, Mr. Munro was employed with SOLARCYCLE and previously held senior leadership positions in several solar manufacturing and technology companies, including serving eight years as General Counsel of Qcells North America, a leading U.S. solar manufacturer. Mr. Munro also served as Chief Legal and Policy Officer of Calypso Energy, Head of Legal at BT Global Services and Infonet, and General Counsel at AssureSat. Mr. Munro started his career at the law firm of Latham & Watkins where he focused on complex commercial, corporate, and finance transactions for technology companies. Mr. Munro earned a B.A. in Economics/Business from the University of California, Los Angeles, and a J.D. from Harvard Law School.

Jaime Gualy

Jaime Gualy, 56, has served as Chief Operating Officer of T1 Energy since August 2025. Prior to his appointment to his current role, he served as Executive Vice President — Corporate Development since January 2025 and prior to this as a consultant to the Company since May 2024. Prior to joining T1 Energy, Mr. Gualy was the founder and managing partner of Brittmoore Advisors, LLC, a strategic consulting firm specializing in energy. Previously, Mr. Gualy was co-founder and Chief Commercial Officer of Stagecoach Renewables LLC, a company backed by Apollo Global Management focused on acquiring renewable energy royalties. Mr. Gualy also served as Managing Director — Energy Investment Banking at KLR Group LLC, an energy-focused investment bank. Mr. Gualy also held senior investment management roles, including at Macquarie Capital, Carlyle Blue-Wave Partners, and others. Mr. Gualy holds a B.S. in Business Administration from the University of Houston and an M.B.A. from Rice University.

EXECUTIVE COMPENSATION

Compensation Overview

The Compensation Committee oversees our compensation programs for executive officers and all other employees. This section discusses the compensation awarded to, earned by, or paid to T1 Energy’s CEO and two other most highly compensated executive officers who were serving as executive officers as of December 31, 2025. These three named executive officers, known as the “NEOs,” are:

Daniel Barcelo	Joseph Evan Calio	Einar GS Kilde(1)
Chairman of the Board and Chief Executive Officer (CEO)	Chief Financial Officer (CFO)	Chief Development Officer

____________

(1)      Mr. Kilde retired from the Company effective April 22, 2026. For further discussion, see “Separation Agreement” below.

Elements of Compensation

Base Salary

The Compensation Committee annually reviews executive officer base salary levels, typically at the beginning of the year, with a goal of providing competitive, fixed cash compensation. The Compensation Committee generally seeks to maintain executive base salaries near the median level of salaries for comparable positions within the industry. The 2025 base salaries for our NEOs were as follows:

Named Executive Officer	2024 Base Salary	Increase %	2025 Base Salary
Daniel Barcelo	$800,000	0%	800,000
Joseph Evan Calio	$600,000	0%	600,000
Einar GS Kilde	NOK 4,454,656	21%	NOK 5,500,000

2025 Annual Incentive Awards

For 2025, our NEOs were eligible to earn short-term incentive plan (“STIP”) awards under T1’s Annual Incentive Plan (hereafter the “2025 STIP”). The STIP provides participants with an opportunity to earn a cash incentive based on an equally weighted combination of quantitative Company and individual performance goals during the year. In addition to the defined goals, any payout is contingent upon an overarching assessment of Company performance by the Compensation Committee at year-end (a “threshold requirement”). To ensure that outcomes appropriately reflect T1 Energy’s aggregate performance that might not otherwise be reflected in the Company performance goals, the Compensation Committee has the ability to reduce the STIP outcome, including reducing it to zero, based on its assessment of whether the outcome reflects T1 Energy’s broader full-year performance.

The Compensation Committee may adjust the ultimate STIP award payment a NEO would receive with respect to the Company performance measures, up or down, based on the Compensation Committee’s assessment of the NEO’s performance for the year. To that end, the Compensation Committee considers various criteria, including each NEO’s impact during the year and overall value to T1, specifically considering each NEO’s leadership skills, impact on strategic initiatives, performance in their primary area of responsibility, role and trajectory in succession planning and development, and other intangible qualities that contribute to our success.

Long-Term Equity-Based Incentive Awards

Each year, we grant our NEOs long-term equity-based incentive awards. The Compensation Committee determines the amount of these awards, as well as the mix of time-based awards. Currently, our long-term equity-based incentive awards are in the form of stock options and RSUs. When considering the total long-term equity-based incentive award amount granted to each NEO, the Compensation Committee generally reviews estimated targets for compensation, the relative value of each compensation element, the expense of such awards, and the impact on dilution. Information on long-term incentive plan awards granted to our NEOs in 2025 can be found in the Summary Compensation Table below.

Retirement, Health and Welfare Benefits

T1 Energy provides benefits to its NEOs on the same basis as provided to all of its employees in the same jurisdiction, including a defined contribution retirement program for NEOs based outside of the U.S. All U.S.-based T1 Energy employees are eligible to participate in and receive annual Company-matching contribution to our 401(k) Plan, equal to 100% of the first 3% of employee contributions, 50% for the next 2% of employee contributions up to a total match of 4% of salary which is intended to provide financial security upon retirement.

Independent Compensation Consultant

Under its charter, the Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant. After an extensive review of proposals from several leading compensation consultants, the Committee determined to retain Kavea as its independent compensation consultant effective beginning in 2025. The Committee did not engage any other consultants to provide executive compensation consulting services on its behalf during the 2025 fiscal year.

Kavea assists the Compensation Committee in developing a competitive total compensation program that is consistent with our philosophy of goal-oriented pay for performance and that allows us to attract, retain and motivate talented executives. For 2025, Kavea’s services included providing an annual analysis of the compensation of our officers and directors, and their counterparts at comparator companies. The analysis compares each element of compensation and total direct compensation awarded by T1 and by our peers to our respective executive officers and directors. Kavea also provides assistance in the ongoing support with respect to regulatory and other considerations that affect compensation programs as requested by the Compensation Committee.

Kavea reports exclusively to the Compensation Committee. The Compensation Committee reviewed Kavea’s independence and determined that there were no conflicts of interest as a result of this engagement.

Role of Stockholders

T1 Energy is committed to meaningful investor outreach. We embrace an open and accessible relations program for current and prospective investors, that provides a forum for dialogue. After the 2025 Annual Meeting, the Company continued its engagement with stockholders that own approximately 35% of T1’s outstanding shares, not including our second largest shareholder Trina Solar. During these calls and meetings, no questions or feedback were received in relation to executive compensation practices. At our upcoming Annual Meeting, the Board is recommending a vote in favor of an annual say-on-pay vote. By conducting such a vote annually, it provides the Compensation Committee with an opportunity to review insight into views on executive compensation practices across our stockholder base. The Compensation Committee will consider the results of the say-on-pay vote, along with feedback shared during engagement and broader stakeholder perspectives, such as guidance issued by proxy advisors, in discharging its duties.

Clawback Policy

The Board has approved and adopted a compensation recoupment policy to comply with NYSE requirements. The policy applies to current and former executive officers and covers incentive-based compensation. In the event of a financial restatement, any compensation that is determined to have been erroneously awarded during the three-year lookback period is subject to repayment. A copy of the Clawback Policy can be found as an exhibit to the 2025 Form 10-K. During the Company’s prior fiscal year, no action was required under this policy.

In addition, certain employment contracts and employment agreements contain additional recoupment provisions.

Insider Trading Policy

The Company maintains insider trading policies and procedures governing the purchase, sale and other dispositions of our securities by our directors, officers, employees and certain other individuals associated with us that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to us. The policy also applies to material non-public information of the Company, which includes major events involving the Company’s securities, such as the adoption of share repurchase programs, option repricing, share splits, changes in dividend policies, public or private securities offerings, modification to the rights of security holders or notice of delisting.

Anti-Hedging and Anti-Pledging Policies

The Company maintains an Insider Trading Policy that is applicable to all directors and employees, including our NEOs. Among other things, the policy prohibits any director or employee of the Company from (i) engaging in short sales of the Company’s securities (ii) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities (other than stock options, RSUs and other compensatory awards issued by the Company) (iii) engaging (directly or indirectly) in hedging transactions, or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities, (iv) pledging the Company’s securities as collateral for any loan or as part of any other pledging transaction, unless approved by the Compliance Officer in writing, (v) holding Common Stock in margin accounts, or (vi) placing standing or limit orders on Company securities, unless executed as part of an approved Rule 10b5-1 Plan.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Policies and Practices Related to the Grant of Certain Equity Awards

The Compensation Committee takes into account the timing of our disclosure of material nonpublic information when awarding stock options. Specifically, we generally do not grant stock options (i) during trading blackout periods established under our Insider Trading Policy, or (ii) at any time during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. These restrictions do not apply to RSUs or other types of equity awards that do not include an exercise price related to the market price of our Common Stock on the date of grant. In compliance with Item 402(x) of Regulation S-K, the following table sets forth certain information regarding the options granted to one of our named executive officers in 2025:
Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award ($)

Percentage change
in the closing
market price of
the securities
underlying the
award between
the trading day
ending immediately
prior to the
disclosure of material
nonpublic information
and the trading day
beginning immediately
following the disclosure
of material nonpublic
information

Joseph Evan Calio	8/20/2025	300,000	1.33	270,000	1.36%

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth information with respect to the compensation of our NEOs for the years ended December 31, 2025 and 2024.

	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)		Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(4)	Total ($)
Daniel Barcelo	2025	800,000	800,000	3,752,000	(5)	—	420,000	5,846	5,777,846
Chairman & CEO	2024	128,205	1,750,000	—		—	—	292,147	2,170,352
Joseph Evan Calio	2025	600,000	600,000	5,190,000	(6)	270,000	315,000	39,122	7,014,122
Chief Financial Officer	2024	327,692	—	2,306,717	(7)	—	600,000	—	3,234,409
Einar GS Kilde(1)	2025	550,000	154,688	277,200		—	—	11,469	993,357
Chief Development Officer	2024	414,728	—	—		113,628	52,850	10,951	592,158

____________

(1)      All dollar amounts for salary, non-equity incentive plan and all other compensation information in this table that were paid in NOK (relating to Mr. Kilde), were converted to U.S. dollars for the purpose of this disclosure using the average exchange ratio of 0.1 for 2025 and 0.0931 for 2024.

(2)      The amounts shown for 2025 reflect payments made in 2026 pursuant to the annual incentive awards granted under the 2025 STIP. In accordance with SEC rules, the amounts reported in the “Bonus” column reflect the amount, paid pursuant to the individual performance assessment portion of the STIP awards, while the amounts reported in the “Non-Equity Incentive Plan Compensation” column reflect the amount paid pursuant to the Company performance measures.

(3)      Aggregate grant date fair value of share-based awards is computed in accordance with the FASB ASC Topic 718. We used a Black-Scholes-Merton option pricing model for stock options. For RSUs, the grant date fair value was computed based on the closing market price of our Common Stock on the grant date. The assumptions made in determining the grant date fair value of options under applicable accounting guidance are disclosed in Note 13 of Notes to Consolidated Financial Statements in our 2025 Form 10-K. For Mr. Barcelo, the amount in this column includes RSUs that he received in 2025 in connection with his service as Chairman of the Board.

(4)      For 2025, “All Other Compensation” includes:

Named Executive Officer	Defined Contribution Plan ($)	Life and Health Insurance ($)	Total Other Compensation ($)
Daniel Barcelo	4,598	1,248	5,846
Joseph Evan Calio	18,923	20,199	39,122
Einar GS Kilde	10,714	755	11,469

(5)      This amount includes the value of a 1,000,000 one-time RSUs award in connection with a transaction bonus granted to Mr. Barcelo on January 1, 2025 under the Equity Plan. Further details about this grant in footnote (3) in the table below under “Outstanding Equity Awards at Fiscal Year-End.”

(6)      This amount includes the value of a 1,500,000 one-time RSUs award in connection with a transaction bonus granted to Mr. Calio on January 1, 2025 under the Equity Plan. Further details about this grant in footnote (6) in the table below under “Outstanding Equity Awards at Fiscal Year-End.”

(7)      This amount relates specifically to 1,267,427 RSUs that Mr. Calio received in connection with his Sign-On RSUs (as defined below) granted on June 13, 2024, pursuant to the terms of his Employment Agreement which are further described below under “Employment Agreements with T1 NEOs — Employment Agreement with Mr. Calio.”

Outstanding Equity Awards at Fiscal Year-End

The following table contains information about our NEOs’ outstanding equity awards at December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable(1)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock or Units that have not Vested (#)		Market value of shares or units of stock that have not vested(2) ($)
Daniel Barcelo	—	—		—	—	666,667	(3)	4,453,329
	—	16,667	(4)	7.68	6/27/2028	—		—
Joseph Evan Calio	—	—		—	—	844,952	(5)	5,644,279
	—	—		—	—	1,000,000	(6)	6,680,000
	—	—		—	—	483,871	(7)	3,232,258
	—	—		—	—	375,000	(8)	2,505,000
	—	300,000	(9)	1.33	8/20/2030	—		—
Einar GS Kilde	1,185	—		10	8/20/2030	—		—
	100,000	—		10	7/9/2026	—		—
	75,946	—		7.63	7/9/2026	—		—
	2,082	—		12.98	6/9/2027	—		—
	51,540	25,770	(10)	7.55	9/7/2027	—		—
	35,000	70,000	(11)	1.55	5/22/2028	—		—
	7,000	14,000	(12)	1.43	1/15/2029	—		—
	—	—		—	—	210,000	(13)	1,402,800

____________

(1)      Stock options generally vest and become exercisable in three equal installments on each of the first three anniversaries of the grant date.

(2)      The value of the RSUs is based on a price of $6.68 per share, which was the closing price of the Company’s Common Stock on December 31, 2025, the last trading day of the Company’s fiscal year.

(3)      Represents 666,667 RSUs that were unvested as of December 31, 2025 out of the 1,000,000 RSUs granted to Mr. Barcelo on January 1, 2025 under the Equity Plan. One-third (1/3) of the units (333,333 RSUs) vested on January 1, 2025, one-third (1/3) of the units (333,333 RSUs) vested on January 1, 2026 and the remaining one-third (1/3) of the units (333,334 RSUs) shall vest on January 1, 2027.

(4)      Represents 16,667 stock options that were unvested as of December 31, 2025 out of the 50,000 stock options granted to Mr. Barcelo on June 27, 2023 under the Equity Plan. One-third (1/3) of the options (16,667 shares) vested on June 27, 2024, one-third (1/3) of the options (16,666 shares) vested on June 27, 2025 and the remaining one-third (1/3) of the options (16,667 shares) shall vest on June 27, 2026.

(5)      Represents 844,952 RSUs that were unvested as of December 31, 2025 out of the 1,267,427 RSUs granted to Mr. Calio on June 13, 2024 under the Equity Plan. One-third (1/3) of the units (422,475 RSUs) vested on June 13, 2025, one-third (1/3) of the units (422,476 RSUs) shall vest on June 13, 2026 and the remaining one-third (1/3) of the units (422,476 RSUs) shall vest on June 13, 2027.

(6)      Represents 1,000,000 RSUs that were unvested as of December 31, 2025 out of the 1,500,000 RSUs granted to Mr. Calio on January 1, 2025 under the Equity Plan. One-third (1/3) of the units (500,000 RSUs) vested on January 1, 2025, one-third (1/3) of the units (500,000 RSUs) vested on January 1, 2026 and the remaining one-third (1/3) of the units (500,000 RSUs) shall vest on January 1, 2027.

(7)      Represents 483,871 RSUs granted to Mr. Calio on April 29, 2025 under the Equity Plan, all of which were unvested as of December 31, 2025. One-third (1/3) of the units (161,290 RSUs) vested on April 29, 2026, one-third (1/3) of the units (161,290 RSUs) shall vest on April 29, 2027 and the remaining one-third (1/3) of the units (161,291 RSUs) shall vest on April 29, 2028.

(8)      Represents 375,000 RSUs granted to Mr. Calio on June 23, 2025 under the Equity Plan, all of which were unvested as of December 31, 2025. One-third (1/3) of the units (125,000 RSUs) shall vest on June 23, 2026, one-third (1/3) of the units (125,000 RSUs) shall vest on June 23, 2027 and the remaining one-third (1/3) of the units (125,000 RSUs) shall vest on June 23, 2028.

(9)      Represents 300,000 stock options granted to Mr. Calio on August 20, 2025 under the Equity Plan, all of which were unvested as of December 31, 2025. One-third (1/3) of the options (100,000 options) shall vest on August 20, 2026, one-third (1/3) of the options (100,000 options) shall vest on August 20, 2027 and the remaining one-third (1/3) of the options (100,000 options) shall vest on August 20, 2028.

(10)    Represents 25,770 stock options that were unvested as of December 31, 2025 out of the 77,310 stock options granted to Mr. Kilde on May 22, 2023 under the Equity Plan. One-third (1/3) of the options (25,770 options) vested on May 22, 2024, one-third (1/3) of the options (25,770 options) vested on May 22, 2025 and the remaining one-third (1/3) of the options (25,770 options) shall vest on May 22, 2026.

(11)    Represents 70,000 stock options that were unvested as of December 31, 2025 out of the 105,000 stock options granted to Mr. Kilde on January 15, 2024 under the Equity Plan. One-third (1/3) of the options (35,000 options) vested on January 15, 2025, one-third (1/3) of the options (35,000 options) vested on January 15, 2026 and the remaining one-third (1/3) of the options (35,000 options) shall vest on January 15, 2027.

(12)    Represents 14,000 stock options that were unvested as of December 31, 2025 out of the 21,000 stock options granted to Mr. Kilde on March 15, 2024 under the Equity Plan. One-third (1/3) of the options (7,000 options) vested on March 15, 2025, one-third (1/3) of the options (7,000 options) vested on March 15, 2026 and the remaining one-third (1/3) of the options (7,000 options) shall vest on March 15, 2027.

(13)    Represents 210,000 RSUs granted to Mr. Kilde on June 23, 2025 under the Equity Plan, all of which were unvested as of December 31, 2025. One-third (1/3) of the units (70,000 RSUs) shall vest on June 23, 2026, one-third (1/3) of the units (70,000 RSUs) shall vest on June 23, 2027 and the remaining one-third (1/3) of the units (70,000 RSUs) shall vest on June 23, 2028.

Pay Versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” (or “CAP”) to the Company’s principal executive officer (“PEO”) and non-PEO NEOs for 2025, 2024 and 2023 and certain aspects of the financial performance of the Company. The Compensation Committee does not utilize CAP as the basis for making compensation decisions. We do not currently use any other financial performance measure to link CAP to the CEO and our other NEOs to the Company’s performance.

Pay Versus Performance Table

Year	Summary compensation table total PEO 1(1)	Summary compensation table total PEO 2(1)	Summary compensation table total PEO 3(1)	Compensation actually paid to PEO 1(1)(2)	Compensation actually paid to PEO 2(1)(2)	Compensation actually paid to PEO 3(1)(2)	Average summary compensation table total for non-CEO NEOs(1)	Average compensation actually paid to non-CEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	Net Income ($000)(4)
2025	$5,777,846	—	—	$8,283,181	—	—	$4,003,740	$10,998,273	$508.46	$(380,789)
2024	$2,170,352	$1,002,566	$2,548,205	$2,170,352	$833,859	$3,575,260	$1,623,647	$1,733,398	$114.65	$(450,554)
2023	—	$1,848,758	$1,950,218	—	$514,962	$591,910	$1,317,925	$258,204	$83.96	$(73,096)

____________

(1)      PEO 1 refers to Daniel Barcelo, our current PEO, PEO 2 refers to Birger Steen, and PEO 3 refers to Tom Einar Jensen. Amounts represent CAP to our CEO(s) and the average CAP to our remaining NEOs for the relevant year, as determined under SEC rules and described below, which includes the following individuals for each year:
Year	CEO	Non-CEO Named Executive Officers
2025	Daniel Barcelo	Joseph Evan Calio and Einar GS Kilde
2024	Daniel Barcelo, Birger Steen and Tom Einar Jensen	Joseph Evan Calio, Einar GS Kilde and Oscar K. Brown
2023	Birger Steen and Tom Einar Jensen	Oscar K. Brown, Jeremy Bezdek, Andreas Bentzen, Are L. Brautaset, Jan Arve Haugan and Tove Nilsen Ljungquist

(2)     SEC rules require certain adjustments be made to the Summary Compensation Table (“SCT”) totals to determine CAP as reported in the Pay versus Performance Table. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO as realized income, but rather is a value calculated under applicable SEC rules. In general, CAP is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date. The equity values are computed in accordance with the methodology used for financial reporting purposes. The following table details these adjustments. The Company offers neither a defined benefit pension plan nor dividends, so no adjustment for those items is included in the table below.
	2025
	PEO 1	Average Non-CEO NEOs
SCT Total	$5,777,846	$4,003,740
Deduction for amounts reported in the “Stock Awards” column in the SCT	$3,752,000	$2,733,600
Deduction for amounts reported in the “Option Awards” column in the SCT	$0	$135,000
Year end fair value of equity awards granted during the year that are outstanding and unvested as of the last day of the covered year	$4,453,336	$7,712,529
Change in fair value of awards granted in prior years that are outstanding and unvested as of the last day of the covered year	$0	$1,732,152
Change in the fair value from the end of the prior year to the vesting date for vested awards during the covered year	$0	$(264,047)
Fair value of awards that are granted and vested during the covered year	$1,803,999	$682,500
Deduction for awards granted in prior years that are determined to fail to meet the applicable vesting conditions	$0	$0
CAP	$8,283,181	$10,998,273

(3)      TSR is determined based on the end of the year value of $100 invested for the period from December 31, 2022 through the end of the listed fiscal year.

(4)      The amounts in this column represent the Company’s disclosed net loss for each reported year.

Description of the Relationship Between Pay and Performance

The following chart sets forth the relationship between CAP to our PEO 1, PEO 2, and PEO 3 and average CAP to our other named executive officers and Company total stockholder return for the years ended 2023, 2024 and 2025.

The following charts set forth the relationship between CAP to our PEO 1, PEO 2, and PEO 3 and average CAP to our other named executive officers and the Company’s net income (loss) for the years ended 2023, 2024 and 2025.

Employment Agreements with T1 NEOs

Below are descriptions of employment agreements with our current NEOs. These agreements set forth the NEO’s initial compensation, eligibility for employee benefits and potential to receive severance payments and benefits upon a qualifying termination of employment.

Employment Agreement with Mr. Barcelo

We entered into an employment agreement with Mr. Barcelo setting forth the terms and conditions of his employment as our Chief Executive Officer on April 25, 2025. Mr. Barcelo will receive an annual base salary of $800,000. He is eligible to receive an annual cash incentive bonus opportunity in an amount up to 100% of his base salary pursuant to T1 Energy’s STIP and receive awards under the Equity Plan. For the 2025 fiscal year, Mr. Barcelo’s annual equity awards will consist of two separate awards: (i) RSUs covering a number of shares of Common Stock of the Company with a fair market value at the time of grant equal to 150% of his base salary, which will vest in substantially equal tranches on each of the first three anniversaries of the grant date, subject to his continued active employment with the Company on the applicable vesting date and (ii) RSUs covering a number of shares of Common Stock of the Company with a fair market value at the time of grant equal to 150% of his base salary, which will fully vest on the first anniversary of the grant date, subject to his continued active employment with the Company on the vesting date.

If Mr. Barcelo’s employment is terminated by the Company without cause or if he resigns for good reason, he will be eligible to receive (i) continued payment of one year of his then-current base salary (which will increase to 18 months of his then-current base salary if such termination occurs within 12 months following a change in control), (ii) any earned but unpaid annual cash bonus payable in respect of any previously completed fiscal year, (iii) a pro-rated annual cash bonus for the year in which his termination of employment occurs, (iv) up to six months of reimbursed COBRA premiums and (v) unless Mr. Barcelo transitions to a Board only role following such termination of employment, full accelerated vesting of all unvested equity awards (with any performance-based equity awards being deemed achieved at target performance levels). In the event of a change in control, any equity award granted to Mr. Barcelo between April 25, 2025 and April 25, 2026 will become fully vested upon such change in control. In addition, if Mr. Barcelo no longer serves as our CEO (except in connection with a termination of his employment for cause, his resignation without good reason or as a result of his death or disability), any unvested equity awards will become fully vested at the time he ceases to serve as our CEO.

Employment Agreement with Mr. Calio

We entered into an employment agreement with Mr. Calio to serve as our Chief Financial Officer in June 2024. Mr. Calio’s annual salary as of December 31, 2024 was $600,000 and he is eligible to participate in the group bonus scheme with a target bonus potential of 100% of his base salary. Mr. Calio received a one-time award of RSUs with respect to a number of shares of Common Stock of the Company (the “Sign-On RSUs”). The number of Sign-On RSUs awarded equaled a nominal value of $3.0 million divided by the volume weighted average price of the Common Stock of the Company for a 15-trading day period ending on the first date of employment. In the first three years of service, Mr. Calio is entitled to receive a grant of 300,000 of non-qualified stock options and a grant of RSUs with a fair market value of $600,000. Upon a termination of Mr. Calio’s employment without cause or his resignation for good reason (“Qualifying Termination”), Mr. Calio would be entitled to receive a cash severance payment equal to 12 months of his base salary, payable in substantially equal installments during the 12 month period immediately following the date of his termination, and reimbursement of COBRA premiums for a period of six months following the date of his termination. In the event of a Qualifying Termination within 12 months following a change in control, Mr. Calio’s outstanding equity awards would become fully vested.

Employment Agreement with Einar GS Kilde

We entered into an employment agreement with Mr. Kilde in May 2021. Mr. Kilde’s annual salary as of December 31, 2025 was NOK 4.05 million and he is eligible to participate in the group bonus scheme with a target bonus potential of 50% of his base salary. Mr. Kilde is eligible to receive equity awards under the Equity Plan. In connection with Mr. Kilde’s retirement as Chief Development Officer, FREYR Battery Norway AS (a wholly-owned subsidiary of the Company) and Mr. Kilde entered into a separation agreement (the “Separation Agreement”) on April 22, 2026 (the “Effective Date”). Pursuant to the Separation Agreement, Mr. Kilde will be entitled to receive a severance payment of NOK 5.5 million to be paid in twelve equal installments following the Effective Date. Mr. Kilde’s outstanding options and RSUs will remain outstanding and eligible to vest in accordance with the terms and conditions of the Equity Plan and the applicable award agreements under which they were granted and the terms of Mr. Kilde’s options have been extended such that they may be exercised beyond the default period of three months post-employment under the Equity Plan.

Restrictive Covenants

Each NEO employment agreement contains post-termination restrictive covenants, including with respect to non-competition, non-solicitation and confidentiality.

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF OUR NEOs

In accordance with Section 14A of the Exchange Act and the related SEC rules, we are asking our stockholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement.

Our executive compensation program is a vital tool to attract and retain top talent and ensure that our corporate goals are being met successfully and is designed to provide market competitive compensation and benefit levels that will attract, retain, motivate and reward a talented team of executive officers; integrate pay with the Company’s annual and long-term performance goals; encourage behaviors that are in the best interests of our customers, stockholders and the goals of the organization, and reinforce our culture.

Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and balanced to mitigate risks appropriately.

We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. Accordingly, we are asking our stockholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation of the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, is hereby approved.”

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s NEOs, as described in this proxy statement. The vote is advisory and is not binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers. Unless the Board modifies its determination on the frequency of future say on pay advisory votes, the next say on pay advisory vote will be held at our 2027 Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.

PROPOSAL 4 — AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Overview

The Company’s Certificate of Incorporation currently authorizes the issuance of 500,000,000 shares of Common Stock and 10,000,000 shares of the Company’s preferred stock. On the Record Date, there were 279,068,577 shares of Common Stock issued and outstanding and 6,600,000 shares of Preferred Stock issued and outstanding. In addition, as of the Record Date, a total of 165,659,977 shares of Common Stock were reserved for issuance pursuant to either the Company’s equity compensation plans and outstanding equity awards, upon exercise of outstanding warrants or upon conversion of the outstanding Preferred Stock or the Company’s 5.25% convertible senior notes due 2030 and 4.00% convertible senior notes due 2031.

The Board has approved, subject to stockholder approval, an amendment to the Company’s Certificate of Incorporation to effect an increase the number of authorized shares of Common Stock from 500,000,000 to 1,000,000,000 (the “Authorized Share Increase”). The Board has not approved an increase in the shares of Preferred Stock. The additional shares of Common Stock authorized by the Authorized Share Increase, if and when issued, would have the same rights and privileges as the shares of Common Stock previously authorized.

This Proposal 4, if approved, would amend Article 4(a) of the Company’s Certificate of Incorporation as follows (additions are double underlined and deletions are struck through):

FOURTH:

(a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is ~~five hundred ten million (510,000,000)~~ one billion ten million (1,010,000,000) shares of capital stock, consisting of (i) ~~five hundred million (500,000,000)~~ one billion (1,000,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the Corporation in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in the certificate of incorporation of the Corporation, the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.

The above summary is qualified in its entirety by reference to the full text of the Certificate of Amendment for the Authorized Share Increase to the Certificate of Incorporation, a copy of which is attached hereto as Annex A.

The Board has recommended that the proposed Certificate of Amendment for the Authorized Share Increase be presented to the Company’s stockholders for approval.

Reasons for Seeking Stockholder Approval

On the Record Date, 279,068,577 shares of our Common Stock were outstanding, out of the 500,000,000 authorized in our Certificate of Incorporation. The Authorized Share Increase is independent of any other matters or proposals discussed in this Proxy Statement and the additional shares of Common Stock authorized by such increase can be issued at the discretion of the Board from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in our business, including in connection with the issuance and exercise of warrants, a split of or dividend on then outstanding shares or in connection with any employee stock plan or program. Except to the extent required by applicable law or regulation, any future issuances of authorized shares of Common Stock may be approved by the Board without further action by the stockholders. The availability of additional shares of Common Stock would be particularly important in the event that the Board needs to undertake any of the foregoing actions on an expedited basis in order to avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock, where such approval might not otherwise be required.

Although the Board will issue Common Stock only when required or when the Board considers such issuance to be in the Company’s best interests, the issuance of additional Common Stock may, among other things, have a dilutive effect on the earnings per share (if any) and on the equity and voting rights of our existing stockholders.

Additionally, the presence of such additional authorized but unissued shares of Common Stock could discourage unsolicited business combination transactions which might otherwise be desirable to stockholders. While it may be deemed to have potential anti-takeover effects, the proposed Authorized Share Increase is not prompted by any specific effort or takeover threat currently perceived by management. In addition, we do not have any plans to implement additional measures having anti-takeover effects. The Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from the Authorized Share Increase.

Procedure for Effecting the Authorized Share Increase

If stockholders approve the Authorized Share Increase, the Company intends to promptly file the Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Certificate of Incorporation. The Authorized Share Increase will become effective on the date of filing the Certificate of Amendment. The text of the Certificate of Amendment is set forth in Annex A to this proxy statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Authorized Share Increase. The Board reserves the right, notwithstanding stockholder approval of the Authorized Share Increase and without further action by the stockholders, to elect not to proceed with the Authorized Share Increase if, at any time prior to filing the Certificate of Amendment, the Board determines that it is no longer advisable and in the best interests of the Company and its stockholders to proceed with the Authorized Share Increase.

The description of the Certificate of Amendment set forth above is qualified in its entirety by reference to the text of the Certificate of Amendment, which is attached as Annex A to this Proxy Statement.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below, were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.

In addition to the director and executive officer compensation arrangements discussed above, this section describes transactions, or series of related transactions, since January 1, 2024, to which we were or will be a participant, in which:

•        the amount involved exceeded or will exceed $120,000; and

•        any of our directors, executive officers or beneficial owners of more than 5% of any class of our capital stock, or any members of the immediate family of and any entity affiliated with any such person, had or will have a direct or indirect material interest.

Related Person Transactions

Consulting Agreements

We entered into a consultancy agreement with Peter Matrai, our co-founder and a director, to serve as a consultant, dated May 14, 2021 and as amended as of February 11, 2026 (which we refer to as the “Matrai Consulting Agreement”). The current term of the Matrai Consulting Agreement commenced on January 1, 2026 and will expire on December 31, 2026, unless terminated earlier in accordance with the terms of the Matrai Consulting Agreement. Pursuant to the Matrai Consulting Agreement, Mr. Matrai receives a consulting fee of $30,000 per month and he is eligible to receive share-based compensation awards under the Equity Plan. The Matrai Consulting Agreement contains customary confidentiality, non-competition, non-solicitation, and intellectual property assignment provisions. Mr. Matrai is expected to be engaged for the majority of his working time in the provision of services in accordance with the Matrai Consulting Agreement.

The Matrai Consulting Agreement also provides that if, during the term, the Company signs a definitive agreement related to a significant merger and acquisition transaction (as determined in good faith by the Company in its sole discretion) which Mr. Matrai advises on, the Company shall grant him an award of restricted stock units covering a number of shares of Common Stock with a grant date fair market value of $250,000, vesting in three equal annual installments. Vesting is not conditioned on Mr. Matrai’s continued service as a director and unvested RSUs continue to vest notwithstanding expiration, non-renewal or termination of the Matrai Consulting Agreement or Mr. Matrai’s resignation or removal as a director, except in the event of a termination for cause.

On November 6, 2024, we entered into an employment termination and consulting contract with our co-founder and former Executive Chair, Tom Einar Jensen (the “Jensen Transition Contract”) related to his termination as Chief Executive Officer of the Company and the provision of transitional and other services by Mr. Jensen in the role of Chief Executive Officer — Europe of the Company. Under the Jensen Transition Contract, Mr. Jensen received (i) a monthly service fee of $30,000 (pro-rated for any partial months) and (ii) in accordance with Mr. Jensen’s employment contract as the Company’s CEO, a severance payment equal to six months of Mr. Jensen’s base salary at the time of his termination of employment as the Company’s CEO. The Jensen Transition Contract terminated on November 6, 2025 in accordance with its terms. Furthermore, upon the closing of the Trina Business Combination, one-third of Mr. Jensen’s outstanding performance stock options vested immediately and 50% of the remaining unvested portion of the performance stock options vested on December 23, 2025, the first anniversary of the closing date of the Trina Business Combination. The remaining 50% of the unvested portion will vest on December 23, 2026, the second anniversary of the closing date of the Trina Business Combination.

Lastly, we entered into a consultancy agreement with Mr. Lin on November 6, 2024 (which we refer to as the “Original Lin Consulting Agreement”), which became effective on December 23, 2024. On December 29, 2025, the Company and Mr. Lin entered into an Amended and Restated Consultancy Agreement (which we refer to as the “Amended Lin Consulting Agreement”), which amended and restated the Original Lin Consulting Agreement to change his title to “Consultant” and to make certain other changes clarifying his responsibilities as consultant to the Company. Under the Amended Lin Consulting Agreement, the Company pays Mr. Lin a consulting fee of

$40,000 per month. The Amended Lin Consulting Agreement continues until terminated in accordance with its terms. The Amended Lin Consulting Agreement contains customary confidentiality, intellectual property assignment and indemnification provisions.

Metier

In 2020, we entered into a framework agreement with Metier, which provides primarily project management and administrative consulting services. The CEO of Metier is the brother of Mr. Kilde, the Company’s former Chief Development Officer. For the year ended December 31, 2025, $0.1 million was recognized as general and administrative expenses within our previously filed consolidated statements of operations and comprehensive loss included in the 2025 Form 10-K.

Other

On February 7, 2025, we also entered into a contract with Pareto Securities AS to act as a broker with respect to the sale of the certain assets held in our European business and to perform valuation services of those assets. Mr. Kilde’s son is one of the equity partners of Pareto Securities AS. During the year ended December 31, 2025, we paid $0.1 million in retainer fees to Pareto Securities AS. In addition, Pareto Securities AS shall receive a minimum broker fee of $0.8 million if there is a completed sale of our European business, which is subject to increase based on certain conditions as outlined in the contract. The retainer fee shall be deductible from the broker fee.

Cooperation Agreement

On April 18, 2024, the Company entered into a cooperation agreement (the “Teknovekst Cooperation Agreement”) with Teknovekst Invest AS, a private limited liability company incorporated under the laws of Norway, Vanir Invest Holding AS, a private limited liability company incorporated under the laws of Norway, Teknovekst AS, a company incorporated under the laws of Norway, and Tore Ivar Slettemoen (together with Teknovekst Invest AS, Vanir Invest Holding AS and Teknovekst AS, the “Investors”). Pursuant to the Teknovekst Cooperation Agreement, the Board and all applicable committees thereof approved the appointment of Mr. Slettemoen as a member of the Board, with an initial term that expired at the Company’s 2024 annual meeting of stockholders. Mr. Slettemoen was elected by stockholders at the 2024 annual meeting held on June 13, 2024 and re-elected at the 2025 annual meeting held on June 25, 2025, in each case for a one-year term. On March 26, 2026, Mr. Slettemoen resigned from the Board effective the same day. Under the terms of the Teknovekst Cooperation Agreement, until the later of the date that (i) Mr. Slettemoen ceases to be a member of the Board and (ii) 30 calendar days prior to the notice deadline under the Company’s Bylaws for the nomination of non-proxy access director candidates for election to the Board at the Company’s 2025 annual meeting of stockholders, the Investors have agreed to customary standstill restrictions. Mr. Slettemoen ceased to be a member of the Board on March 26, 2026, and the deadline referenced in clause (ii) has passed. Accordingly, the standstill restrictions under the Teknovekst Cooperation Agreement are no longer in effect.

Employment Agreements

Employment arrangements with any member of the immediate family of or any entities affiliated with T1 Energy’s executive officers, directors, or holders of more than 5% of any class of T1 Energy’s voting securities requires approval or ratification by T1 Energy’s Audit and Risk Committee.

Savannah Kilde, the daughter-in-law of Einar GS Kilde, the Company’s former Chief Development Officer, received approximately NOK 805,725 in total salary and share-based compensation for the fiscal year ended December 31, 2025.

In March 2025, the Company entered into an employment agreement with Luca Barcelo, the son of Daniel Barcelo, the Company’s Chief Executive Officer and Chairman of the Board. Under the terms of the agreement, Luca Barcelo received an annual salary of $165,000, which was increased to $185,000 effective July 28, 2025, and further increased to $225,000 effective January 1, 2026, and is eligible for STIP and LTIP awards. For fiscal year 2025, Luca Barcelo received a STIP award of $28,213, which was approved on January 29, 2026. The agreement contains customary confidentiality, intellectual property ownership and clawback provisions. Additionally, prior to his employment with the Company, Luca Barcelo received $54,000 in consulting fees during the fiscal year ended December 31, 2025.

Amy Jaick, the sister-in-law of Todd Kantor, a director on the Board, served as the Company’s Senior Vice President, Communications until May 29, 2025. Under the terms of Ms. Jaick’s employment agreement, she was entitled to a base salary of $275,000 and is eligible for STIP and LTIP awards. The agreement contained customary confidentiality and intellectual property ownership provisions.

In December 2025, the Company entered into an employment agreement with Ronald Gualy, the brother of Jaime Gualy, the Company’s Chief Operating Officer, pursuant to which Ronald Gualy serves as the Company’s SVP, Project Engineering, effective December 1, 2025. Under the terms of his employment agreement, Ronald Gualy will receive an annual salary of $350,000, and is eligible for STIP and LTIP awards. The employment agreement contains customary confidentiality, intellectual property ownership and clawback provisions. Additionally, prior to his employment with the Company, SG Technology Holding, LLC, an entity owned by Ronald Gualy, received $100,000 in consulting fees during the fiscal year ended December 31, 2025.

Trina Transaction Agreement

On November 6, 2024, the Company entered into a transaction agreement (the “Transaction Agreement”) with Trina Solar (Schweiz) AG, an entity organized under the laws of Switzerland (the “Seller”) for the acquisition of all legal and beneficial ownership in the shares of capital stock of T1 G1 Dallas Holding Inc. (f/k/a Trina Solar (U.S.) Holding Inc.), a Delaware corporation (the “Trina Business Combination”), which owns, directly or indirectly, all legal and beneficial ownership in the shares of capital stock of, or other ownership, membership or equity interest in (a) T1 G1 Dallas Midco Inc. (f/k/a Trina Solar US Manufacturing Holding Inc.), a Delaware corporation (“G1 Midco”), (b) T1 G1 Dallas Associated Entity LLC (f/k/a Trina Solar US Manufacturing Module Associated Entity 1, LLC), a Texas limited liability company (“G1 Associated”), (c) T1 G1 Dallas Solar Module LLC (formerly known as T1 G1 Dallas Solar Module (Trina) LLC (f/k/a Trina Solar US Manufacturing Module 1, LLC)), a Texas limited liability company (“G1”), and (d) Trina Solar US Manufacturing Cell 1, LLC, an Oklahoma limited liability company (“TUM 2”, and together with G1 Midco, G1 Associated and G1, the “Acquired Companies”) (and such acquisition, the “Purchase”). As a result of the Purchase, the Seller currently holds approximately 17.97% of the shares of Common Stock outstanding of the Company.

Under the Transaction Agreement, T1 acquired the Acquired Companies for (i) $100.0 million cash consideration (subject to an adjustment for any leakage); (ii) 15,437,847 shares of Common Stock of the Company (the “Share Consideration”); (iii) a $150.0 million one percent (1%) per annum senior unsecured note due in five (5) years (the “Note Instrument”); and (iv) an $80.0 million seven percent (7%) unsecured convertible note due in five (5) years (the “Convertible Note Instrument”), which converted in 2025 into 30,440,113 shares of Common Stock, in aggregate (the “Conversion Shares”).

On December 23, 2024, the Company completed the Purchase (the “Closing”). Pursuant to the Transaction Agreement, the Seller and its affiliates entered into the following agreements: (a) certain agreements with respect to the development, operation and services of the solar cell and solar module manufacturing facilities with Trina Solar Co., Ltd., a company incorporated in China (“Trina Parent”) or certain other subsidiaries and affiliates of Trina Parent (the “Related Commercial Agreements”), (b) a Note Instrument, (c) a Convertible Note Instrument and (d) a Cooperation Agreement.

Trina Commercial Agreements

Module Operational Support Agreement

At Closing, the Company signed an agreement with Trina Solar (U.S.), Inc., a Delaware corporation (“TUS”), to support the operations of our solar module manufacturing facility (“Module Operational Support Agreement”).

Under the Module Operational Support Agreement, TUS will provide various services including advisory, technical support, manufacturing quality and risk management, smart manufacturing systems, equipment operation and maintenance, training, warehouse management and logistics. We handle all other aspects of managing and operating the solar module manufacturing facility, including strategic planning, financial management, manufacturing, quality controls, maintenance, human resources, and managing contracts and vendors.

In return for their services, we will pay TUS an annual fee that is 5% of combined adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) of G1 or the combined adjusted EBITDA of G1 and T1 G2 Austin Solar Cell LLC (f/k/a Trina Solar US Manufacturing Cell 1, LLC) (“G2”), as applicable, for the relevant year. Adjusted EBITDA is calculated after deducting the general and administrative allocation, equivalent to $15 million (the “G&A allocation”), and all costs outlined in the Related Commercial Agreements with Trina Parent. Additionally, we will reimburse TUS and its affiliates for any costs and expenses they incur while providing these services.

This agreement will remain in effect until the later of December 23, 2029, or the date when all obligations under the credit agreement, dated as of July 16, 2024, by and among T1 G1 Dallas Solar Module LLC, as borrower, and HSBC Bank USA, N.A., as administrative and collateral agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) are fully repaid or discharged.

Sales Agency and Aftermarket Services Agreement

At Closing, G1 signed a sales agency and aftermarket services agreement with TUS (the “Sales Agency Agreement”), as amended on December 29, 2025, pursuant to which TUS handles the marketing and sales of solar energy modules made by or for G1.

Under this agreement, Trina Parent provides product warranty for the photovoltaic (“PV”) solar modules sold that are branded with the Trina trademark (the “Covered Product”). Trina Parent also offers support services to customers in the U.S. who buy the Covered Product. This includes managing a call center for customer complaints, handling returns and resolving warranty claims relating to the Covered Products.

For the marketing and sales services, TUS earns commissions based on the following:

1.      For the sales of the first 1.5 GWs of Covered Products: $0.02 per watt if the solar cells are sourced from outside the United States and $0.035 per watt if the solar cells are sourced from within the United States.

2.      For any additional sales of Covered Products:

a.      2% of the sales price;

b.      An additional 50% of the sales price exceeding a target price (with a 20% margin); and

c.      In addition to the above, a bonus of 5% of the higher of the adjusted EBITDA for G1 and 60% of the combined adjusted EBITDA of G1 and G2.

3.      For the warranty and aftermarket support services with respect to Covered Products, TUS will receive 1% of the sales price.

The total amount we owe under this agreement under (A) parts (1) and (2) above of the commission under the marketing and sales services in the sales agency and aftermarket services with respect to Covered Products and (B) certain amounts due under the IP License Agreement between Evervolt Green Energy Pte Ltd, as permitted assignee to Trina Parent (the previous licensor), and G1 dated July 16, 2024 as amended on December 23, 2024 and December 29, 2025, will not exceed $200 million per year. This agreement will remain in effect until the later of December 23, 2029, or the date when all obligations under the Credit Agreement are fully repaid or discharged.

In connection with the Sales Agency Agreement, on August 13, 2025, the parties thereto entered into Amendment No. 1 to the Sales Agency Agreement (the “First Amendment”), which provides that any and all service fees that are payable or that become payable by G1 on or following the date of the First Amendment, shall be deferred, without interest, and no payments shall be due with respect to such service fee, until the earlier of (i) thirty (30) days following the date on which G1 or its Affiliates receives a cash payment with respect to any Advanced Manufacturing Production Credits, as defined in Section 45X of the Internal Revenue Code of 1986, as amended (the “IRC”), enacted pursuant to Section 13502 of Public Law 117-169, 136 Stat. 1818 (August 16, 2022), commonly known as the Inflation Reduction Act of 2022 (“45X Tax Credit”), including as a result of any election under Section 6418 of the IRC with respect to the relevant 45X Tax Credit and (ii) August 15, 2026.

On December 29, 2025, the Company, G1, TUS, Trina Solar Energy Development PTE. Ltd., Trina Solar (Viet Nam) Wafer Company Limited and Trina Parent, entered into a letter agreement (the “Non-IP Related Commercial Agreements Letter Agreement”), pursuant to which, the parties amended the terms of certain agreements by and among the Company, G1, TUS and other affiliates of Trina, including, among others, the Module Operational Support Agreement and the Sales Agency Agreement.

IP License Agreement

At Closing, we signed an IP license agreement (the “IP License Agreement”) with Trina Parent. Pursuant to the IP License Agreement, we received a non-exclusive license under the Licensed IP (as defined in the IP License Agreement) to:

1.      manufacture certain PV solar modules and solar cells at G1 or another approved facility owned by us or certain of our subsidiaries, including our subsidiary T1 G1 Dallas Solar Module LLC;

2.      distribute and sell such PV solar modules and cells in the United States; and

3.      operate our approved solar module and solar cell manufacturing facilities.

On December 29, 2025, Trina Parent informed the Company that it sold and assigned all of its right, title and interest in the Licensed IP to Evervolt Green Energy Holding Pte Ltd., a company organized under the laws of Singapore (“Evervolt”, and such sale, the “IP Sale”).

On December 29, 2025, the Company, G1, Trina Parent and TUS, entered into a letter agreement (the “IP Letter Agreement”), pursuant to which, the parties agreed that (i) the amended and restated trademark license agreement, dated December 23, 2024, by and between G1, as licensee and TUS, as licensor (the “Trademark License Agreement”) was terminated effective immediately, with no liability by any party, whether accrued, contingent or otherwise, (ii) the IP License Agreement would be assigned to Evervolt and Evervolt would replace Trina Parent as the licensor thereunder (the “IP Assignment”), (iii) Evervolt and the Company would enter into an Amended IP License Agreement (as defined below) and (iv) upon the completion of the 2025 Royalty Payment (as defined in the IP Letter Agreement), the Company, G1 and their respective affiliates would not have liability or other obligation to Trina Parent or its affiliates in connection with the Trademark License Agreement or the Existing IP License Agreements (as defined in the IP Letter Agreement) for fiscal year 2025.

In connection with the IP Assignment, Evervolt and the Company entered into an amendment to the IP License Agreement, dated as of December 29, 2025 (the “First Amendment to the IP License Agreement” and the IP License Agreement, as amended by the First Amendment to the IP License Agreement, the “Amended IP License Agreement”). The Amended IP License Agreement remains substantially on the same terms as the IP License Agreement, except for certain amendments, including, among other things: (i) the exclusion of intellectual property owned by a Specified Foreign Entity (“SFE”) from the scope of Licensed IP and similar amendments to address compliance with the One Big Beautiful Bill Act (the “OBBBA”), (ii) updates to definitions and conforming changes to reflect the IP Sale and IP Assignment, (iii) restriction on the ability of Evervolt and its affiliates to sell, convey, assign or otherwise transfer any Licensed IP to an SFE; (iv) amendments to the termination provision to remove certain termination rights and (v) certain amendments to terminate the exclusivity arrangement and to the royalty mechanics and administrative provisions.

G1 Related Commercial Agreements

At Closing, G1 and certain affiliated parties to Seller entered into other certain commercial agreements (i) Amended and Restated Sales Agreement (Solar Cells), (ii) Amended and Restated Sales Agreement (Polysilicon), (iii) Amended and Restated Supply Contract, (iv) Amendment No. 1 to Intellectual Property License Agreement and (vi) Amended and Restated Trademark License Agreement ((iv) and (v) being subsequently amended and terminated, respectively). The approximate dollar value of these transactions in 2025 was $74,472,992. The Company expects such value to exceed $55,535,141 in 2026.

Trina Note Instrument

At Closing, the Company and the Seller executed the Note Instrument. Pursuant to the Note Instrument, the Company had repaid the principal amount in cash with quarterly repayments of $7.5 million per quarter starting on the first calendar quarter ending after the one-year anniversary of the date of issuance of the Note Instrument and $30.0 million at maturity. Interest had to accrue quarterly in arrears at one percent (1%) per annum and had to be paid in cash on a quarterly basis starting at Closing.

On December 29, 2025 the Company entered into a payoff letter (“Payoff Letter”) with Seller and TUS pursuant to which (i) all of our obligations under the Note Instrument were satisfied, discharged and terminated in full and (ii) $155.0 million of a production reservation fee of $220.0 million (the “Production Reservation Fee”) was satisfied, leaving $65.0 million remaining outstanding. In consideration for the satisfaction, discharge and termination of the Note Instrument in full and the partial discharge of the Production Reservation Fee, we (i) made a cash payment of $274.0 million to Seller and TUS and (ii) issued 3,000,000 shares of Common Stock to Seller. Concurrently, we also entered into a waiver agreement with respect to the Sales Agency Agreement, where TUS agreed to waive, discharge and release $34.0 million of Service Fees (as defined under the Sales Agency Agreement).

Trina Convertible Note Instrument

At Closing, the Company and the Seller executed the Convertible Note Instrument. On September 5, 2025, the Convertible Note Instrument partially converted into 12,521,653 shares of the Company’s Common Stock. On December 10, 2025, following receipt of the approval of such conversion by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present at a special meeting of stockholders of the Company held on December 3, 2025, the remaining balance of the Convertible Note Instrument converted into 17,918,460 additional shares of the Company’s Common Stock. The Convertible Note Instrument has been fully converted into an aggregate of 30,440,113 shares of Common Stock.

Trina Cooperation Agreement

At Closing, the Company and the Seller entered into a Cooperation Agreement. Pursuant to such agreement, among other things, the Seller was entitled to designate for nomination up to two directors to the Board, subject to certain shareholding requirements. On December 29, 2025, the Company and the Seller amended and restated the Cooperation Agreement to remove such appointment right. The parties also agreed to remove certain provisions related to the lock-up period with respect to the shares of Common Stock held by the Seller, which had elapsed pursuant to the terms of the Cooperation Agreement on December 23, 2025.

Encompass Preferred Stock Purchase Agreement

On November 6, 2024, T1 Energy Inc. and certain funds and accounts managed by Encompass Capital Advisors LLC (collectively, “Encompass”) entered into a preferred stock purchase agreement (the “Original Stock Purchase Agreement”). On December 23, 2024, pursuant to the Original Stock Purchase Agreement, the Company issued a first tranche of 5,000,000 shares of its Convertible Non-Voting Preferred Stock, par value $0.01 per share (subsequently designated as the “Series A Preferred Stock”), to Encompass in exchange for $50.0 million. The Original Stock Purchase Agreement, which provided for up to $100.0 million in aggregate issuances of Convertible Preferred Stock in two tranches, was subsequently amended on March 21, 2025, April 29, 2025 and August 13, 2025.

On October 31, 2025, the Company and Encompass entered into an Amended and Restated Stock Purchase Agreement (the “Stock Purchase Agreement”), which amended and restated the Original Stock Purchase Agreement in its entirety. Pursuant to the Stock Purchase Agreement, in partial consideration for the redemption and cancellation of all then-issued and outstanding shares of Series A Preferred Stock, Encompass purchased (i) 21,504,901 shares of the Company’s Common Stock and (ii) 1,600,000 shares of the Company’s Series B Preferred Stock. Encompass also purchased 5,000,000 shares of the Company’s Series B-1 Preferred Stock, at a price of $10.00 per share of Series B-1 Preferred Stock, for aggregate gross proceeds to the Company of $50.0 million.

The Preferred Stock ranks senior to the Common Stock but junior to all existing and future debt obligations of the Company and has a liquidation preference equal to $10.00 per share of Preferred Stock plus accrued but unpaid dividends. The Series B Preferred Stock is convertible, at the option of the holders thereof, into shares of Common Stock, up to an aggregate of 9,411,764 shares of Common Stock (assuming no accrued and unpaid dividends and based on a conversion price of $1.70 per share). The Series B-1 Preferred Stock is convertible, at the option of the holders thereof, into shares of Common Stock, up to an aggregate of 26,315,789 shares of Common Stock (assuming no accrued and unpaid dividends and based on a conversion price of $1.90 per share if the 10-day VWAP of the Common Stock immediately prior to the conversion date is $2.50 or more per share). The conversion price is reduced to $1.70 per share if the 10-day VWAP is less than $2.50 per share, in which case the Series B-1 Preferred Stock would be convertible into approximately 29,411,764 shares of Common Stock (assuming no accrued and unpaid dividends). Conversion of the Preferred Stock is subject to a beneficial ownership limitation of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon such conversion. The Company also agreed to provide certain registration rights with respect to the Preferred Stock and the shares of Common Stock underlying the Preferred Stock. The Preferred Stock carries a dividend rate of 6%, accruing on their issuance and payable in arrears (i) on the dividend date 18 months after their issuance and (ii) every six months after such dividend payment date. Dividends may be payable in cash, securities or other property as may be determined by the Company’s board of directors or any of its duly authorized committees.

Policies and Procedures for Related Person Transactions

Under our Related Person Transactions Policy adopted by the Board, the Audit and Risk Committee is required to review and, if appropriate, approve or ratify any proposed related person transactions or any related person transactions of which they have become aware, and which have not previously been approved by the Audit and Risk Committee. If Company’s management determines that it is undesirable to wait until a meeting of the Audit and Risk Committee to consummate a related person transaction, the Chair of the Audit and Risk Committee may approve on behalf of the Audit and Risk Committee such related person transaction in accordance with the Related Person Transactions Policy if the aggregate amount involved in the transaction, or series of related transactions, is expected to be less than $250,000. Any such approval must be reported to the Audit and Risk Committee at its next regularly scheduled meeting. In addition, under the policy, any directors interested in a related person transaction must recuse themselves from any vote on the transaction in which they have an interest. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement

Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2027 annual meeting of stockholders must comply with the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, your proposal(s) must be received by the Company at its principal executive offices, no later than January 18, 2027, which is 120 days before the anniversary of the date this proxy statement is being mailed to stockholders in connection with the Annual Meeting. Proposals should be sent to the Corporate Secretary of the Company at its principal executive offices, 1211 E 4th St., Austin, Texas 78702. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2027 annual meeting of stockholders any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the 2027 annual meeting of stockholders outside the processes of Rule 14a-8 under the Exchange Act must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice, set forth in the Company’s Bylaws. Stockholders who intend to solicit proxies in support of director nominees other than our nominees must also provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act relating to universal proxy.

To provide timely stockholder notice pursuant to the Company’s Bylaws, such written notice must be received by the Corporate Secretary of the Company at its principal executive offices, 1211 E 4th St., Austin, Texas 78702, no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary date of the prior year’s annual meeting of stockholders. This means that the written notice must be received no earlier than the close of business on March 19, 2027, nor later than the close of business on April 18, 2027. In the event that the 2027 annual meeting of stockholders is scheduled for more than 30 days before, or more than 60 days following, June 17, 2027 (the anniversary of the Annual Meeting), the written notice by the stockholder must be delivered no later than the close of business on the 90th day prior to such annual meeting of stockholders and no later than the close of business on the later of the 60th day prior to such annual meeting of stockholders or, if the first public announcement of the date of such annual meeting of stockholders is less than 100 days prior to the date of such annual meeting of stockholders, the 10th day following the day on which public announcement of the date of such annual meeting of stockholders is first made by the Company.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts contained in this proxy statement are forward-looking statements, including statements regarding our future results and timing of operations, expected performance and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding our anticipated liquidity, growth and profitability strategies, expectations regarding demand for and market adoption of our products, the capabilities, performance and competitive advantage of our technology and products, the timing and anticipated benefits of our manufacturing facilities, and factors and trends affecting our business, including growth and other trends in the markets we serve, and expectations relating to amendment to increase the authorized share capital. Forward-looking statements can be identified in some cases by the use of words such as “believe,” “can,” “could,” “potential,” “plan,” “predict,” “goals,” “seek,” “should,” “may,” “may have,” “would,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” or the negative of these words, other similar expressions or discussions of strategy, plans or intentions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

The forward-looking statements contained in this proxy statement are only predictions. We base these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these risks, uncertainties and other important factors include, without limitation, the risks set forth in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, as amended and supplemented by Amendment No. 1 on Form 10-K/A, available on the SEC’s website at www.sec.gov, and in our other filings with the SEC, including risks related to: (1) our ability to (i) construct and equip manufacturing facilities in a timely and cost-effective manner; (ii) target and retain customers and suppliers; (iii) attract and retain key employees and qualified personnel; (iv) protect our intellectual property; (v) comply with legal and environmental regulations; (vi) compete in international markets in light of export and import controls; (vii) incur substantially more debt; (viii) remediate the material weakness in our internal control over financial reporting or otherwise maintain effective internal control over financial reporting; (ix) qualify for the advanced manufacturing production credit under Section 45X of the IRC; and (x) rely on third-party warranties; (2) the concentration of our operations in Texas and our dependence on a limited number of suppliers; (3) changes adversely affecting the flow of components and materials from international vendors, the costs of raw materials, components, equipment, and machinery; (4) general economic and geopolitical conditions; (5) changes in applicable laws or regulations, including environmental, export control and tax laws and incentives and renewable energy targets, as well as international trade policies, including tariffs, on our products and our competitive position; (6) the outcome of any legal proceedings relating to our products and services, including intellectual property or product liability claims, commercial or contractual disputes, warranty claims, and other proceedings; and (7) the capital-intensive nature of our business and our ability to raise additional capital on attractive terms or service our debt. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this proxy statement and while we believe such information provides a reasonable basis for these statements, and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

You should read this proxy statement with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

These forward-looking statements speak only as of the date of this proxy statement. Except as required by applicable law, we do not assume any obligation to update any forward-looking statement, whether as a result of any new information, future events or otherwise.

Available Information

T1 Energy intends to use its website as a channel of distribution to disclose information which may be of interest or material to investors and to communicate with investors and the public. Such disclosures will be included on T1 Energy’s investor relations website (https://ir.t1energy.com/overview/default.aspx) and our news site (https://ir.t1energy.com/ir-news/press-releases/). T1 Energy also intends to use certain social media channels, including, but not limited to, our X (f/k/a Twitter) account (https://x.com/T1_Energy), our LinkedIn account (https://www.linkedin.com/company/t1energy), and our Instagram account (https://www.instagram.com/t1_energy/), as well as Daniel Barcelo’s X account (https://x.com/danielbarcelo), LinkedIn account (https://www.linkedin.com/in/daniel-barcelo) and Instagram account (https://www.instagram.com/danbarcelo/), as means of communicating with the public and investors about T1 Energy, its progress, products and other matters. While not all the information that T1 Energy posts to its digital platforms may be deemed to be of a material nature, some information may be. As a result, T1 Energy encourages investors and others interested to review the information that it posts and to monitor such portions of T1 Energy’s website and social media channels on a regular basis, in addition to following T1 Energy’s press releases, SEC filings, and public conference calls and webcasts.

Website addresses referred to in this proxy statement are not intended to function as hyperlinks, and the information contained on our website and social media channels are not incorporated into, and does not form a part of, this proxy statement or any other report or documents we file with or furnish to the SEC.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Daniel Barcelo
Daniel Barcelo
Chief Executive Officer and Chairman of the Board

May 18, 2026
Austin, Texas

ANNEX A — CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF
T1 ENERGY INC.

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
T1 ENERGY INC.

_______________________________________

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

_______________________________________

T1 Energy Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:

FIRST: Article 4(a) of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

FOURTH:

(a) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is one billion ten million (1,010,000,000) shares of capital stock, consisting of (i) one billion (1,000,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) ten million (10,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the then outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the provisions established by the Board of Directors of the Corporation in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in the certificate of incorporation of the Corporation, the only stockholder approval required shall be the affirmative vote of a majority of the voting power of the Common Stock and the Preferred Stock so entitled to vote, voting together as a single class.

SECOND: This Certificate of Amendment shall become effective at [•] am Eastern Time on June [•], 2026.

IN WITNESS WHEREOF, T1 Energy, Inc. has caused this Certificate to be duly executed in its corporate name this [•] day of June, 2026.

T1 ENERGY INC.
By:
Name:
Title:

A-1

T1 ENERGY INC. 1211 E 4TH ST. AUSTIN, TX 78702 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 16, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TE2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V95904-P49450 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY T1 ENERGY INC. The Board of Directors recommends you vote FOR the following: 1. Election of eight directors, each to serve for a one-year term of office expiring at the 2027 Annual Meeting of Stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal. Nominees: 1a. Daniel Barcelo 1b. W. Richard Anderson 1c. Robert Hammond 1d. Todd Jason Kantor 1e. David J. Manners 1f. Peter Matrai 1g. Daniel Artemus Steingart 1h. Jessica Wirth Strine For Against Abstain 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board of Directors recommends you vote FOR Proposals 2, 3 and 4: 3. Advisory vote on the compensation of our named executive officers. 4. To approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 500,000,000 shares to 1,000,000,000 shares. NOTE: Such other business as may properly come before the meeting and any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V95905-P49450 Annual Meeting of Stockholders of T1 ENERGY INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) Daniel Barcelo, Joseph Evan Calio and Harold Callo as proxy holders, each with full power of substitution, to represent and to vote as designated on the reverse side, all the shares of T1 ENERGY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in virtual-only meeting format at 12:00 p.m., Eastern Time on June 17, 2026, via www.virtualshareholdermeeting.com/TE2026 and any postponement or adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of each of the director nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4, and in accordance with the discretion of the named proxy holders on any other matters that may properly come before the Annual Meeting and any postponement or adjournment thereof. CONTINUED AND TO BE SIGNED ON REVERSE SIDE